Filed Pursuant to Rule 424(b)(5)

Registration Statement No. 333-192031

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,059,676(2)	$53.945	$57,164,221.82	(4)

(1)	Including an indeterminate number of shares which may be issued by the registrant with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.
(2)	This prospectus supplement relates to 1,059,676 shares of common stock of BRE Properties, Inc. issuable under the registrant’s Direct Stock Purchase and Dividend Reinvestment Plan that were previously registered by the registrant pursuant to a prospectus supplement dated, and filed with the Commission on, February 24, 2011 (the “Prior Prospectus Supplement”) under Registration Statement No. 333-170388 (the “Prior Registration Statement”).
(3)	This estimate is made pursuant to Rule 457(c) under the Securities Act of 1933 (the “Act”) solely for purposes of calculating the registration fee, and is based on a price of $53.945 which represents the average of the high and low prices per share of the registrant’s common stock as reported on the New York Stock Exchange on November 6, 2013.
(4)	A filing fee of $7,362.75 is calculated in accordance with Rules 457(c) and 457(r) under the Act. A registration fee of $10,991.46 for 1,500,000 shares was previously paid by the registrant in connection with Registration Statement No. 333-09945, originally filed on August 9, 1996, of which $8,146.57 with respect to 1,111,759 unsold shares was carried forward to the Prior Prospectus Supplement under the Prior Registration Statement. Pursuant to Rule 457(p) under the Act, the $7,764.92 remaining of the $8,146.57 that was carried forward from the initial $10,991.46 filing fee previously paid is hereby being carried forward to this prospectus supplement, of which $7,362.75 is being used to offset the filing fee due for this offering and of which $402.17 remains available for future filing fees. No additional filing fee in respect of the unsold shares is due hereunder.

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 31, 2013)

BRE Properties, Inc.

DIRECT STOCK PURCHASE AND
DIVIDEND REINVESTMENT PLAN

1,059,676 Shares of Common Stock
_______________

We are offering existing holders of shares of our common stock and new investors the opportunity to participate in the BRE Direct Stock Purchase and Dividend Reinvestment Plan, or the Plan. The Plan provides a simple and cost-effective method to invest cash or dividends in shares of our common stock, par value $.01 per share. Under the Plan,

•	Persons who are not shareholders may enroll by making an initial investment of at least $500.

•	Each shareholder may purchase additional shares of our common stock by authorizing that all or a portion of the cash dividends on their shares of common stock be automatically reinvested, or by making additional cash investments of not less than $100 per payment or more than $10,000 per month. (In certain circumstances described in this prospectus supplement, we may permit additional cash investments in excess of $10,000 per month.)

•	Participants will not incur trading fees or service charges for purchases of shares of our common stock, except to the extent required to comply with certain tax rules applicable to REITs (see question 12 for more information).

•	All purchases will be made by Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., the Plan Administrator, at 100% of the then-current market price per share of our common stock, calculated as described in this prospectus supplement, either in the open market or from us.

Interested investors may join the Plan by enrolling online through shareowneronline.com or by returning a completed Account Authorization Form to the Plan Administrator. Participants may terminate their participation at any time. Shareholders who do not wish to participate in the Plan need take no action and will continue to receive their cash dividends, if, as, and when declared, as usual. It is suggested that this prospectus supplement and the accompanying prospectus be retained for future reference.

Our common stock is listed on the New York Stock Exchange under the symbol “BRE”.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed on the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

You should consider carefully the risk factors on page S-2 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of material risks in connection with the purchase of the securities described herein.

The date of this prospectus supplement is November 8, 2013

TABLE OF CONTENTS

Prospectus Supplement

Certain Significant Features of the Plan	S-1
Risk Factors	S-2
About This Prospectus Supplement	S-3
Forward-Looking Statements	S-3
Available Information	S-4
Incorporation by Reference	S-4
The Company	S-5
Description of the Plan	S-6
Erisa Investors	S-22
Use of Proceeds	S-22
Supplemental United States Federal Income Tax Considerations	S-23
Plan of Distribution	S-25
Experts	S-25
Legal Matters	S-25

Prospectus

BRE Properties, Inc.	1
Risk Factors	1
About This Prospectus	1
Forward-Looking Statements	2
Available Information	2
Incorporation by Reference	2
Ratios of Earnings to Fixed Charges and Preferred Stock Dividends	4
Use of Proceeds	4
General Description of Securities	5
Description of Debt Securities	5
Description of Preferred Stock	24
Description of Common Stock	25
Description of Depositary Shares	26
Description of Warrants	29
Certain Provisions of Maryland Law, Our Charter and Bylaws	31
Restrictions on Transfers of Capital Stock; Redemption; REIT Status	33
United States Federal Income Tax Considerations	35
Plan of Distribution	56
Legal Matters	57
Experts	57

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this prospectus supplement or the accompanying prospectus in connection with the offering covered by this prospectus supplement. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell, or a solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus supplement and the accompanying prospectus nor any offer or sale hereunder will under any circumstances create an implication that there has not been any change in the facts set forth in this prospectus supplement or the accompanying prospectus or in our affairs since the date hereof.

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S         DO NOT DELETE

Certain Significant Features of the Plan

Some of the significant features of the BRE Direct Stock Purchase and Dividend Reinvestment Plan, which we refer to as the Plan, are as follows:

•	Initial Stock Purchases are simple and convenient. If you are not currently a shareholder of BRE, the Plan provides a convenient way for you to make an initial purchase of shares of our common stock for a minimum investment of $500. Simply read this prospectus supplement, complete the enclosed Account Authorization Form, and return it to the Plan Administrator along with a check. Alternatively, you may make your initial payment online through Shareowner Online (see question 17 on how to access Shareowner Online).

•	You may make additional common stock purchases with cash or reinvested dividends. As a Plan participant, you may automatically reinvest all or a portion of your dividends each quarter in new shares of our common stock. And, regardless of whether you choose to reinvest dividends, you can make additional cash investments in shares of our common stock from a minimum of $100 per payment up to $10,000 each month. Additional cash investments may be made on an occasional basis by sending a check to the Plan Administrator along with the tear-off portion of your account statement, or on a regular basis by authorizing automated withdrawals from your account at a U.S. or Canadian financial institution. (Additional cash investments in excess of $10,000 per month may be permitted in some circumstances.) Alternatively, you may sign up for automatic monthly investments, make individual automatic deductions at any time or change your investment amount by accessing your account online through Shareowner Online (see question 17 on how to access Shareowner Online). In general, we bear the cost of trading fees and service charges for purchases of shares of common stock under the Plan, but a portion of the trading fees or service charges may be allocated to participants in order to comply with certain tax rules applicable to REITs (see question 12 for more information). If you sell shares of common stock held in the Plan, you will be charged certain fees (see question 27 for more information).

•	We handle all the paperwork. Shares of our common stock purchased for you through the Plan will be held in an account in your name. The Plan Administrator will send you regular account statements and provide safekeeping for all shares of common stock purchased under the Plan, protecting you against loss, theft or destruction of common stock certificates. If you should want a common stock certificate sent to you, we’ll do so promptly at no cost.

•	Participation in the Plan is simple. This prospectus supplement provides a detailed description of the Plan and all of your participation options. After reviewing it, you can enroll online through Shareowner Online or just complete the Account Authorization Form and return it in the envelope we’ve provided. (If your shares of our common stock are currently registered in a name other than your own, such as in the name of your broker or bank nominee, you should consult directly with the entity holding your shares to determine how to enroll in the Plan. If the entity holding your shares does not provide for participation in the Plan, you may request to have some or all of those shares registered in your own name in order to participate directly.)

•	Our principal executive offices are located at 525 Market Street, 4th Floor, San Francisco, California 94105 and the telephone number is (415) 445-6530.

FOR A COMPLETE DESCRIPTION OF THE PLAN,
PLEASE REVIEW THIS SUPPLEMENT IN ITS ENTIRETY.

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Risk Factors

In addition to the specific risk factor set forth below and the other information in this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement, as the same may be updated from time to time by our future filings with the SEC. For more information, see the section entitled “Incorporation by Reference” in this prospectus supplement.

Risks Related to this Offering

The price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly in response to many factors, including:

•	general market and economic conditions;

•	actual or anticipated variations in our quarterly operating results or dividends or our payment of dividends in shares of our stock;

•	changes in our funds from operations or earnings estimates;

•	difficulties in accessing or inability to access capital or extend or refinance existing debt;

•	breaches of covenants and defaults under our credit facilities and other debt;

•	decreasing (or uncertainty in) real estate valuations;

•	publication of research reports about us or the real estate industry;

•	the general reputation of real estate investment trusts and the attractiveness of their equity securities in comparison to other equity securities (including securities issued by other real estate-based companies);

•	general stock and bond market conditions, including changes in interest rates on fixed income securities, that may lead prospective purchasers of our stock to demand a higher annual yield from future dividends;

•	a change in analyst ratings or our credit ratings;

•	adverse market reaction to any additional debt we incur in the future;

•	additions or departures of key management personnel;

•	speculation in the press or investment community;

•	terrorist activity which may adversely affect the markets in which our securities trade, possibly increasing market volatility and causing the further erosion of business and consumer confidence and spending;

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•	governmental regulatory action and changes in tax laws;

•	the issuance of additional shares of our common stock, or the perception that such sales might occur, including under the equity distribution agreements; and

•	the realization of any of the other risk factors included or incorporated by reference in this prospectus supplement.

Plan participants who receive shares of our common stock will also be subject to the risk of volatile and depressed market prices of our common stock. In addition, many of the factors listed above are beyond our control. These factors may cause the market price of our common stock to decline, regardless of our financial condition, results of operations, business or prospects.

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of common stock under the Plan and also adds to and updates information contained in the accompanying prospectus as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the common stock we are offering here. To the extent any inconsistency or conflict exists between the information included in this prospectus supplement and the information included in the accompanying prospectus, the information included or incorporated by reference in this prospectus supplement updates and supersedes the information in the accompanying prospectus. This prospectus supplement incorporates by reference important business and financial information about us that is not included in or delivered with this prospectus supplement.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Available Information.”

Forward-Looking Statements

In addition to historical information, we have made forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements pertain to, among other things, anticipated closings of transactions, uses of proceeds, our capital resources, financial liquidity, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by the use of forward-looking terminology, including words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or in their negative form or other variations, or by discussions of strategy, plans or intentions. Forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized.

The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements include those set forth in the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus and from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Do not rely solely on forward-looking statements, which only reflect management’s analysis. We assume no obligation to update forward-looking statements.

S-3

Available Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or SEC. You can read and copy these reports, proxy statements and other information at the public reference facilities of the SEC, in Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Our filings with the SEC and other information about us may also be obtained from our website at www.breproperties.com, although the information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus, and we are not incorporating such information into this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities we may offer under this prospectus supplement and the accompanying prospectus. As permitted by the SEC’s rules, this prospectus supplement and the accompanying prospectus omit some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement and the accompanying prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2013 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2013;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2013;

•	Items 5.01 and 8.01 of Current Report on Form 8-K filed with the SEC on February 5, 2013, as amended by Current Report on Form 8-K filed with the SEC on April 3, 2013;

S-4

•	Current Report on Form 8-K filed with the SEC on April 3, 2013;

•	Current Report on Form 8-K filed with the SEC on April 9, 2013;

•	Current Report on Form 8-K filed with the SEC on April 29, 2013;

•	Item 8.01 of Current Report on Form 8-K filed with the SEC on May 1, 2013;

•	Current report on Form 8-K filed with the SEC on July 2, 2013;

•	Item 8.01 of Current Report on Form 8-K filed with the SEC on July 31, 2013;

•	Item 8.01 of Current Report on Form 8-K filed with the SEC on October 31, 2013;

•	Item 8.01 of Current Report on Form 8-K filed with the SEC on November 5, 2013; and

•	the description of our Common Stock contained in our Registration Statement on Form 8-B (File No. 001-14306), filed with the SEC on March 7, 1996.

We are also incorporating by reference all other reports that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement. Information included or incorporated by reference in this prospectus supplement will be deemed automatically updated and superseded if information contained in any document we subsequently file with the SEC prior to the termination of this offering modifies or replaces the information included or incorporated by reference in this prospectus supplement.

Upon request, we will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, a copy of any or all of the information that we have incorporated by reference but not delivered with this prospectus supplement and the accompanying prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus supplement, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to BRE Properties, Inc., Attention: Investor Relations, 525 Market Street, 4th Floor, San Francisco, California 94105-2712 (telephone (415) 445-6550).

The Company

We are a self-administered equity real estate investment trust, or “REIT,” focused on the acquisition, development and management of multifamily apartment communities in the Western United States. Our operating and investment activities are primarily focused on the major metropolitan markets within the state of California, and in the metropolitan area of Seattle, Washington. At September 30, 2013, our portfolio had real estate assets with a net book value of approximately $3.6 billion that included 75 wholly or majority-owned communities, aggregating 21,396 homes; one multifamily community owned in a joint venture, comprised of 252 homes; and six (five in Northern California and one in Southern California) wholly or majority-owned communities in various stages of construction and development, totaling 1,888 homes. We earn revenue and generate cash primarily by collecting monthly rent from our community residents.

We have been a publicly traded company since our founding in 1970 and have paid 172 consecutive quarterly dividends to our shareholders since inception. Our principal executive offices are located at 525 Market Street, 4th Floor, San Francisco, California 94105 and the telephone number is (415) 445-6530.

S-5

Description of the Plan

The provisions of the Plan are set forth below in question-and-answer format.

Plan Purpose

1.	What is the purpose of the Plan?

The Plan was created to provide investors with a simple and convenient method of investing in shares of our common stock. In addition, the Plan provides a low-cost method of generating capital for us through the sale of original issue shares to Plan participants.

Advantages

2.	What are the advantages of the Plan?

Trading fees and service charges are not paid by participants in connection with purchases under the Plan except to the extent required to comply with certain tax rules applicable to REITs (see question 12 for more information).

The Plan permits investment in fractions of shares as well as whole shares, providing the full ability to invest the total amount of any dividends or additional investments.

The Plan Administrator provides regular account statements and safekeeping for all Plan shares, simplifying record keeping and protecting participants against loss, theft or destruction of certificates.

Enrollment

3.	How does an investor enroll in the Plan?

After being furnished with a copy of this prospectus supplement and the accompanying prospectus, investors may join the Plan by completing and signing the Account Authorization Form and returning it to the Plan Administrator. Alternatively, investors may enroll online through Shareowner Online (please see question 17 on how to access Shareowner Online).

If you already own shares of our common stock that are registered in your name, you may participate immediately. You may participate by choosing to reinvest all or part of your quarterly dividend, or by making an additional investment. Shareholders of record who elect to reinvest all or part of their dividend will have access to their account online over the Internet and will receive quarterly account statements.

If your shares are currently registered in a name other than your own, such as in the name of your broker or bank nominee, you should consult directly with the entity holding your shares to determine how to enroll in the Plan. If the entity holding your shares does not provide for participation in the Plan, you may request to have some or all of your shares registered in your own name in order to participate directly.

If you do not currently own any shares, you can participate by making an initial investment through the Plan. Please see question 4 for details regarding an initial investment.

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4.	How do I make an initial investment?

You can make an initial cash investment in the Plan for as little as $500 but not more than $10,000. Your initial investment can be made:

Via online enrollment by:

•	Authorizing a minimum of five monthly automatic deductions of at least $100 from your bank account; or

•	Opening your account online and sending your initial investment of $500 or more.

Using the Account Authorization Form and:

•	Making one payment (minimum of $500) by check payable to BRE Properties/Shareowner Services; or

•	Authorizing a minimum of five monthly automatic deductions of at least $100 from your bank account.

5.	How do I make additional investments?

If you already own shares, are enrolled in the Plan and want to make additional investments, you can authorize individual automatic deductions from your bank account through Shareowner Online or send a check to the Plan Administrator for each purchase. If you choose to submit a check, please make sure to include the transaction form from your Plan statement and mail it to the address specified on the statement. Or, if you wish to make regular monthly investments, you may authorize automatic monthly deductions from your bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. For automatic monthly investments, the amounts you have authorized will be withdrawn from your bank account on the 8th day of the month or the 23rd day of each month or both the 8th and 23rd as you specify, or the next succeeding business day if the 8th or 23rd falls on a weekend or holiday. The funds will be credited to your account and invested within five business days of receipt by the Plan Administrator.

Additional cash investments are subject to a minimum investment requirement of $100 per investment and a maximum of $10,000 monthly (in certain circumstances described herein, we may permit additional cash investments in excess of $10,000 per month).

6.	When will participation begin?

Participation will begin, with regard to the reinvestment of cash dividends, with the first dividend payment after your authorization has been received by the Plan Administrator, provided it is received prior to the record date established for that particular dividend distribution. If your authorization is not received in time, cash dividends will be distributed as normal, and automatic reinvestment will begin with the next cash dividend payment. Participation will begin, with regard to cash investments, on the first investment date to fall at least one business day following receipt of your authorization and the cash investment.

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Investment Options

7.	What are the available investment options?

Dividend Reinvestment. Participants may purchase additional shares of our common stock by authorizing that all or a portion of the cash dividends on their shares of common stock be automatically reinvested. Dividends on our common stock, if, as, and when declared, are paid on a quarterly basis.

Cash Investments. Participants may make additional cash investments of at least $100 per investment at any time by mailing a check payable to “BRE Properties/Shareowner Services” to the Plan Administrator, along with the tear-off portion of their account statement. Any individual or entity may make additional cash investments on behalf of any participant or eligible investor as a gift. If any cash investment, including payments by check or automatic withdrawal, is returned for any reason, the Plan Administrator will remove from your account any shares purchased upon prior credit of such funds, and will sell these shares. The Plan Administrator may sell other shares in your account to recover a returned funds fee for each payment returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by the Plan Administrator.

Automatic Cash Investments. Participants may make additional cash investments through automatic electronic withdrawals of at least $100 per investment from a pre-designated bank account at a U.S. or Canadian financial institution. To initiate automatic investments, participants may enroll online, by telephone or by completing and returning the automatic investment section of the Account Authorization Form.

Payroll Deductions. Our employees may make additional cash investments by authorizing payroll contributions to the Plan of at least $25 per payroll period. Employees should contact our payroll department for information about initiating payroll deductions and for information regarding frequency of investments.

Participants may change their investment options at any time online through Shareowner Online and using the account management feature or by completing a new Account Authorization Form (please see question 17 on how to access Shareowner Online).

8.	Are there any limits on the amount that may be invested?

Shareholders may make additional cash investments of not less than $100 per payment or more than $10,000 per month without our prior approval. Additional cash investments in excess of $10,000 per month may be made by a participant only upon our acceptance of a Maximum Investment Waiver Request by such participant. Maximum Investment Waiver Requests will be considered on the basis of a variety of factors, which may include: our current and projected capital requirements, alternatives available to us to meet those requirements, prevailing market prices for our common stock, general economic and market conditions, the number of shares held by the participant submitting the Maximum Investment Waiver Request, the participant’s investment intent, the aggregate amount of additional cash investments for which such Maximum Investment Waiver Requests have been submitted and the administrative constraints associated with granting such Maximum Waiver Investment Requests. Grants of permission to purchase shares of our common stock in excess of $10,000 per month will be made in our absolute discretion. Participants interested in making an investment in excess of $10,000 per month should visit our Administrator’s website at shareowneronline.com, visit our website at breproperties.com or contact our Investor Relations department at (415) 445-6550 in order to obtain a Maximum Investment Waiver Request form. (See question 13 for a discussion of our Waiver and Waiver Discount process and pricing for purchase of shares of our common stock in excess of $10,000 per month.)

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Eligibility

9.	Who is eligible to participate in the Plan?

Any person or entity is eligible to participate in the Plan, provided that (i) such person or entity follows the enrollment procedures described in this prospectus and completes an Account Authorization Form and (ii) in the case of persons residing outside the United States, participation would not violate local laws.

Share Purchases

10.	What is the source of shares purchased under the Plan?

Purchases of our common stock for Plan participants may be made, at our option, either (i) from newly issued shares (out of our authorized but unissued shares of common stock) or (ii) in the open market. Shares purchased in the open market will be purchased on the New York Stock Exchange or any securities exchange on which our common stock is traded, in the over-the-counter market, or by negotiated transactions. We may not change our designation as to whether shares of common stock will be purchased from us or in the open market more than once in any three-month period.

The Plan Administrator is authorized to choose a broker/dealer, including an affiliated broker/dealer, at its sole discretion to facilitate purchases and sales of shares for you. The Plan Administrator will furnish the name of the registered broker/dealer, including any affiliated broker/dealer, utilized in share transactions within a reasonable time upon written request from you.

11.	When will shares be purchased?

Purchases will be made as soon as practicable after receipt of funds, but will be made at least weekly, and may be made daily when practicable. Notwithstanding the foregoing, neither we nor the Plan Administrator will be liable when conditions, including compliance with the rules and regulations of the SEC, prevent the purchase of shares of our common stock or interfere with the timing of such purchases. By applicable law, funds will be returned to participants if not used to purchase shares of our common stock: (i) within 35 days of receipt of initial or additional cash investments; or (ii) within 30 days of the dividend date for dividend reinvestments. A participant may withdraw any additional cash investment by written notice received by the Plan Administrator at least two business days prior to investment of the funds. NO INTEREST WILL ACCRUE ON ANY CASH INVESTMENT HELD BY THE PLAN ADMINISTRATOR PRIOR TO THE DATE SUCH FUNDS ARE USED TO PURCHASE SHARES OF OUR COMMON STOCK.

In making purchases for a participant’s account, the Plan Administrator may commingle the participant’s funds with those of other participants in the Plan.

Amounts received by the Plan Administrator for cash purchases of Plan shares in advance of a Plan purchase date may be invested by the Plan Administrator in certain Permitted Investments. For purposes of this Plan, “Permitted Investments” shall mean any money market mutual funds registered under the Investment Company Act (including those of an affiliate of the Plan Administrator or for which the Plan Administrator or any of its affiliates provides management advisory or other services) consisting entirely of (i) direct obligations of the United States of America; or (ii) obligations fully guaranteed by the United States of America. The risk of any loss from such Permitted Investments shall be the responsibility of the Plan Administrator. Investment income from such Permitted Investments shall be retained by the Plan Administrator.

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12.	What will be the price of shares purchased under the Plan?

If the shares of our common stock used to fulfill participants’ dividend reinvestment or cash investment requirements are newly issued shares, the price to participants will be 100% of the simple average of the high and low sales prices of shares of our common stock as listed on the New York Stock Exchange on the date on which the participants’ purchase occurs. If the source of the shares of our common stock used to fulfill the participants’ requirements is the open market, the price will be 100% of the weighted average price paid by the Plan Administrator for the shares. Notwithstanding the foregoing, if the shares are newly issued shares, in no event will the price be less than par value.

If the purchase price for our shares under the Plan, less the amount of any trading fees, service charges or similar fees or charges payable by us on account of a participant, would be less than ninety-five percent of the average high and low price for the shares on the date they are credited to a participant’s account under the Plan for shares newly issued by the Company, or ninety-five percent of the weighted average price paid by the plan for shares purchased on the open market, the participant will be required to pay the difference. This requirement is included in the Plan in order to ensure compliance with certain tax rules applicable to REITs, and the Company reserves the right to revise this requirement if it determines such revision is appropriate to comply with such rules.

NEITHER WE NOR THE PARTICIPANTS WILL HAVE ANY AUTHORITY OR POWER TO DIRECT THE TIME OR PRICE AT WHICH THE SHARES OF OUR COMMON STOCK MAY BE PURCHASED OR THE SELECTION OF THE BROKER OR DEALER THROUGH OR FROM WHICH PURCHASES ARE TO BE MADE. PARTICIPANTS SHOULD RECOGNIZE THAT BECAUSE THEY CANNOT DIRECT THE TIME OR PRICE AT WHICH SHARES OF OUR COMMON STOCK MAY BE PURCHASED FOR THEIR ACCOUNTS, THEY FORFEIT ANY ADVANTAGES WHICH MAY BE AVAILABLE BY SELECTING THE TIMING OF INVESTMENTS. PARTICIPANTS SHOULD ALSO RECOGNIZE THAT NEITHER WE NOR THE PLAN ADMINISTRATOR CAN ENSURE A PROFIT OR PROTECT AGAINST A LOSS ON ANY SHARES OF OUR COMMON STOCK PURCHASED UNDER THE PLAN.

13.	May I invest more than the maximum of $10,000?

Waiver Requests. We reserve the right to waive the $10,000 limit on initial and optional cash investments upon request by an investor, but it will be entirely within our sole discretion as to whether and under what circumstances any request for such a waiver will be approved. If your request is approved, your transaction will be processed under the same terms, conditions, timing and discount (if any) as any optional cash investment under our Plan. Optional investments that do not exceed the $10,000 limit will not be subject to a waiver, discount or threshold. If you wish to request such a waiver, or have questions about the waiver process, you should contact our Investor Relations department at (415) 445-6500.

Waiver Requests within an Announced Waiver Discount Period. Purchases in excess of $10,000 per year (including any initial investments in excess of $10,000 ) (“Large Cash Purchases”) may be made only by investors that submit Large Cash Purchase requests that are approved by us, in our sole discretion.

Submission of Requests for Waiver. We, in our sole discretion, will determine whether to accept Large Cash Purchase requests at any time. Investors who wish to make Large Cash Purchases for any month should call our Investor Relations department at (415) 445-6500.

We must receive completed Large Cash Purchase requests by facsimile or by e-mail delivery to ir@breproperties.com no later than 3:00 p.m. Eastern Time on the third business day before the 1st day of the “pricing period” for the applicable waiver period, as described below. We will notify by telephone any investor whose Large Cash Purchase request has been approved (including the amount of the investment approved) by 5:00 p.m. Eastern Time on the second business day before the 1st day of the applicable pricing period. The Plan Administrator must receive good funds relating to any approved Large Cash Purchase request by wire transfer to the account designated by us no later than 2:00 p.m. Eastern Time on the business day before the 1st day of the applicable pricing period. All such funds received after 2:00 p.m. Eastern Time on such business day will be returned without interest.

Action on Large Cash Purchase Requests. We have the sole discretion to grant or refuse to grant, in whole or in part, a Large Cash Purchase request. In acting on a Large Cash Purchase request, we will consider relevant factors, including without limitation:

•	whether the Plan is then purchasing shares of common stock from us or in the open market;
•	our need for additional funds;
•	the attractiveness of obtaining funds through the sale of shares of common stock under the Plan compared to other available sources of funds;
•	the purchase price likely to apply to any sale of shares of common stock under the Plan;
•	the party submitting the request, including the extent and nature of that party’s prior participation in the Plan and the number of shares of common stock held by that party; and
•	the aggregate amount of Large Cash Purchases in excess of $10,000 for the year for which we have received Large Cash Purchase requests under the Plan.

Large Cash Purchases will be priced as follows:

To determine the purchase price of shares of common stock purchased from us pursuant to a Large Cash Purchase request, we will fix the number of trading days in the “pricing period” for the applicable investment. The pricing period generally will consist of one to 15 consecutive trading days, unless the pricing period is extended as described below.

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On each trading day, we will apply an equal portion of the amount approved for investment pursuant to a Large Cash Purchase request to the purchase of shares of common stock, subject to the qualifications described below. Each day in the pricing period on which shares of common stock are purchased is referred to as a “Purchase Date.” The price for shares of common stock purchased on each Purchase Date in a pricing period will be equal to 100% (less any applicable discount, as described below) of the composite volume weighted average price, rounded to four decimal places, of shares of common stock, as traded during regular NYSE hours on the Purchase Date. We will obtain this pricing information from Bloomberg, LP or, if Bloomberg, LP is no longer providing this information, another authoritative source.

We may establish for each pricing period a minimum, or “threshold,” price applicable to purchases made pursuant to a Large Cash Purchase request. We will make this determination in our discretion after a review of, among other factors, current market conditions, the level of participation in the Plan and our current and projected capital needs.

If established for any pricing period, the threshold price will be stated as a dollar amount which the volume weighted average price of shares of common stock, rounded to four decimal places, as traded on the NYSE during regular NYSE hours, must equal or exceed for each trading day of such pricing period (not adjusted for discounts, if any) in order for such trading day to be considered a Purchase Date. Except as provided below, any trading day for which such volume weighted average price is less than the applicable threshold price will not be considered a Purchase Date, and no funds will be invested in shares of common stock on that date. Funds that are not invested will be returned without interest, as described below.

The establishment of the threshold price and the potential return of a portion of investment funds apply only to investments made pursuant to Large Cash Purchase requests. Establishing a threshold price for a particular pricing period will not affect the establishment of a threshold price for any subsequent pricing period.

If we establish a threshold price for any pricing period, we may elect to extend that pricing period. If we do so, the initial pricing period may be extended by the number of trading days during the initial pricing period, up to five trading days, during which the threshold price is not satisfied or there are no trades of shares of common stock on the composite exchanges.

Neither we nor the Plan Administrator are required to notify you that a threshold price has been established for any pricing period.

If we elect to grant a pricing period extension and the threshold price is satisfied for any additional trading day during an extension, that trading day will be included as a Purchase Date for the extended pricing period. For example, if the extension feature is in use and the initial pricing period is ten trading days, but the threshold price is not satisfied on three out of those ten days, the pricing period will be extended by three trading days. If the threshold price is satisfied on any of the three trading days during the extension period, each of those three trading days will be a Purchase Date for that pricing period.

We may, in our sole discretion, establish a discount from the market price otherwise applicable to Large Cash Purchases (including initial investments) made pursuant to a request for waiver, but we are not obligated to do so. Any discount (including any applicable brokerage fees paid by us) may be up to a maximum of 3% of the regular market price and may be varied by us in our sole discretion. We may establish any discount in our sole discretion after a review of, among other factors, current market conditions, the level of participation in the Plan, the attractiveness of obtaining financing through the sale of shares of common stock as compared to other sources of funds, and our current and projected capital needs. Establishing a discount for a particular pricing period will not affect the establishment of a discount for any subsequent pricing period.

Any investor purchasing shares of common stock pursuant to a request for a Large Cash Purchase will be treated as the beneficial owner of all shares of common stock purchased on each Purchase Date in the applicable pricing period as of the close of business on such Purchase Date, although Plan shares of common stock will not be credited to such investor’s account until the conclusion of the pricing period unless we elect to use the “continuous settlement feature” described below for that pricing period.

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If we elect to use the continuous settlement feature, shares of common stock will be credited to the Plan accounts of investors purchasing shares of common stock pursuant to requests for a Large Cash Purchase within three business days after each Purchase Date. We may activate the continuous settlement feature for a particular investment at the time we determine other pricing terms in respect of shares of common stock to be sold pursuant to a Large Cash Purchase request.

We will return, without interest, any amount to be invested pursuant to a Large Cash Purchase request that is not applied to the purchase of shares of common stock because the threshold price is not met or shares of common stock are not traded on the composite or NYSE on any trading day during a pricing period or extension, as applicable. Any such uninvested funds will be returned within five business days after the last day of the applicable pricing period, as it may be extended. The amount returned will be based on the number of days on which the threshold price was not satisfied or no trades were reported on the composite or NYSE compared to the total number of days in the pricing period or extended pricing period, as applicable. For example, the amount returned for a ten-day pricing period will equal one-tenth of the total amount of your proposed Large Cash Purchase investment for each trading day on which the threshold price is not satisfied or shares of common stock are not traded on the NYSE.

We may alter, amend, supplement or waive, in our sole discretion, the time periods and/or other parameters relating to optional cash purchases in excess of $10,000 by one or more participants in the Plan, or new investors, at any time and from time to time, prior to the granting any Request for Waiver. For more information regarding a particular Pricing Period (including applicable Pricing Period start dates), please contact our Investor Relations department at (415) 445-6500.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to requests for waiver for Large Cash Purchases under the Plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.

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14.	How many shares of common stock will be provided for each participant?

The number of shares of our common stock to be purchased for a participant’s account under the Plan will depend on the amount of a participant’s dividends being reinvested, the amount of any initial or additional cash investments and the price per share of our common stock. Each participant’s account will be credited with that number of shares, including fractions computed to three decimal places, equal to the amount to be reinvested or invested through initial or additional cash investments, divided by the applicable purchase price per share.

Account Authorization Form

15.	What does the Account Authorization Form provide?

The Account Authorization Form provides for the purchase of shares of our common stock through the following options:

•	Full Dividend Reinvestment. If the “Full Dividend Reinvestment” option is selected, the Plan Administrator will apply cash dividends on all shares of our common stock registered in the participant’s name, as well as on all shares of our common stock credited to a participant’s Plan account, to the purchase of additional shares of our common stock. Should a participant choose, additional cash investments may be made in conjunction with full dividend reinvestments. Shares purchased with additional cash investments will be credited to the participant’s Plan account and any future dividends on such shares will be reinvested in the same manner as all other shares in the participant’s Plan account.

•	Partial Dividend Reinvestment. If the “Partial Dividend Reinvestment” option is selected, the Plan Administrator will apply cash dividends on a specified number of shares of our common stock registered in a participant’s name, as well as on all shares of our common stock credited to a participant’s Plan account, to the purchase of additional shares of our common stock, and will forward cash dividends to a participant on all other shares. Should a participant choose, additional cash investments may be made in conjunction with partial dividend reinvestments. Shares purchased with additional cash investments will be credited to the participant’s Plan account and any future dividends on such shares will be reinvested in the same manner as all other shares in the participant’s Plan account.

•	All Cash. If the “All Cash” option is selected, the Plan Administrator will apply any additional cash investments to the purchase of shares of our common stock, and cash dividends on such shares registered in the participant’s name and cash dividends on shares of our common stock bought with previous additional cash investments will be paid to the participant in the usual manner.

16.	How may participants change investment options?

Participants may change investment options at any time over the Internet, by telephone or by completing a new Account Authorization Form and returning it to the Plan Administrator. Any change in a participant’s investment option is subject to the time constraints described in question 6.

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Administration

17.	How will the Plan be Administered?

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., as Plan Administrator, administers the Plan. Should the Plan Administrator resign or we choose to replace it, we will select another Plan Administrator.

18.	Who should be contacted for answers to questions regarding the Plan?

Internet

General Inquiries and Account Information - www.shareowneronline.com

You may enroll online. To activate your account online, go to www.shareowneronline.com and click, “Sign Up Now!” under, “I am a Current Shareowner.” You will need your 10-digit account number, your 12-digit authentication ID and a valid email address. Your account number can be found on your dividend check, dividend deposit notice or account statement. If you do not have your Authentication ID, you may request one online or by phone. Your Authentication ID will be sent to your mailing address on file.

For non-shareholders of record (new investors): Go to www.shareowneronline.com and click on “Direct Purchase Plan,” under the column titled Invest in a Plan. Next, simply click on “Invest Now” under the column New Investors for BRE Properties, Inc. Then follow instructions on the “Buy Shares” page.

After you have successfully signed up, you will be able to access your account immediately. You will also receive written confirmation to your mailing address on file that your account has been activated for online access.

Accounts that are registered in the name of an Investment Club, Corporation, or Partnership will not be allowed online access. (Please note: additional access restrictions may apply.)

Telephone

Toll Free Telephone: (800) 368-8392
Telephone: (651) 450-4064 (outside the United States)

An automated voice response system is available 24 hours a day, 7 days a week. Customer Service Representatives are available from 7:00 a.m. to 7:00 p.m., Central Time, Monday through Friday.

In Writing

Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856

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Certified/Overnight Mail:

Wells Fargo Shareowner Services
1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

Reporting

19.	What form of reporting will be provided to Plan participants?

Periodic statements will be sent to participants following each transaction advising them of the status of their account. These statements are a participant’s continuing record of the dates and cost of purchases and should be retained for tax purposes.

20.	Will participants receive any other information?

In addition to account statements, each participant will receive any revised prospectus and copies of all communications sent to every other holder of shares of our common stock, including our Notice of Annual Shareholder’s Meeting, and income tax information for reporting distributions (including dividends) paid by us.

Shares Held in the Plan

21.	Will participants be credited with dividends on fractions of shares?

Yes. Account balances will be computed to three decimal places and dividends will be paid on the fractional shares.

22.	Will certificates be issued for shares of common stock purchased under the Plan?

Stock certificates for shares of our common stock held in the Plan will not be issued unless a request is made to the Plan Administrator. Shares will be held in the name of the Plan Administrator or its nominee(s). The number of shares credited to a participant’s account under the Plan will be shown on the account statement provided each participant. This service protects against loss, theft or destruction of stock certificates. Certificates may be requested for any number of whole shares credited to a participant’s account under the Plan by notifying the Plan Administrator. Certificates for fractional shares will not be issued under any circumstances.

The remaining whole shares and fractions of shares, if any, will continue to be credited to the participant’s account. A request for stock certificates, including such a request for all of the shares in a participant’s account, will not constitute a termination of participation in the Plan by the participant. Termination may be effected only through the delivery to the Plan Administrator of a notice of termination as outlined in question 25.

Shares held by the Plan Administrator for the account of a participant may not be pledged. A participant who wishes to pledge such shares must request that a certificate for such shares be issued in his or her name.

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23.	In whose name will certificates be issued?

A participant’s account under the Plan will be maintained in the name in which his or her shares of our common stock were registered at the time of enrollment. Consequently, if and when certificates for shares held under the Plan are issued, such certificates will be issued only in that name.

24.	May shares held by the participant outside of the Plan be deposited in the Plan?

Certificates representing shares of our common stock now held by a participant may be submitted to the Plan Administrator and consolidated with shares purchased for the participant under the Plan. The certificates, together with a letter of instruction, should be sent to the Plan Administrator by a secure delivery method such as certified or registered mail, return receipt requested (since the participant bears the risk of loss in transit), at the address listed in question 17. The certificates need not be endorsed. Upon receipt of the certificates, the Plan Administrator will cancel them, credit the participant’s account with the appropriate number of shares and will treat such shares in the same manner as shares purchased for the participant’s account under the Plan.

25.	May participants transfer shares held in the Plan to other investors?

Yes. Participants may transfer ownership of some or all of their shares held in the Plan by sending the Plan Administrator written, signed transfer instructions. Signatures must be Medallion Guaranteed by a financial institution participating in the Medallion Guarantee program. Shares may be transferred to new or existing shareholders.

Termination of Plan Participation

26.	How does a participant terminate participation in the Plan?

You may discontinue the reinvestment of your dividends at any time by giving notice to the Plan Administrator. Notice may be made by telephone, in writing or by changing your dividend election online at www.shareowneronline.com. To be effective for a given dividend payment, the Plan Administrator must receive notice before the record date of that dividend. The Plan Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. You may also request the sale of all or part of any such shares or request your stockbroker to retrieve your shares electronically through the Direct Registration System. See question 27 for information on selling shares.

27.	May BRE terminate the participation of a participant?

Yes. We have the right to terminate the participation of a participant at any time for the reasons set forth in this Supplement or for any other reason. See question 33 for limits on participation in the Plan.

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Sales of Plan Shares

28.	How may I sell shares held in my Plan account?

Sales are usually made through an affiliated broker, who will receive brokerage commissions. Typically, shares of our common stock are sold through the exchange on which shares of our common stock are traded. Depending on the number of shares of our common stock to be sold and current trading volume, sale transactions may be completed in multiple transactions and over the course of more than one day. All sales are subject to market conditions, system availability, restrictions and other factors. The actual sale date, time or price received for any shares sold through the Plan cannot be guaranteed.

Participants may instruct the Plan Administrator to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-‘Til-Date/Canceled Limit Order or Stop Order.

Batch Order (online, telephone, mail) – The Plan Administrator will combine each request to sell through the Plan with other Plan participant sale requests for a Batch Order. Shares are then periodically submitted in bulk to a broker for sale on the open market. Shares will be sold no later than five business days (except where deferral is necessary under state or federal regulations). Bulk sales may be executed in multiple transactions and over more than one day depending on the number of shares being sold and current trading volumes. Once entered, a Batch Order request cannot be canceled.

Market Order (online or telephone) – The participant’s request to sell shares in a Market Order will be at the prevailing market price when the trade is executed. If such an order is placed during market hours, the Plan Administrator will promptly submit the shares to a broker for sale on the open market. Once entered, a Market Order request cannot be canceled. Sales requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone) – The participant’s request to sell shares in a Day Limit Order will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price on the day the order was placed (for orders placed outside of market hours, the next trading day). The order is automatically canceled if the price is not met by the end of that trading day. Depending on the number of shares being sold and current trading volumes, the order may only be partially filled and the remainder of the order canceled. Once entered, a Day Limit Order request cannot be canceled by the participant.

Good-‘Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone) – A GTD/GTC Limit Order request will be promptly submitted by the Plan Administrator to a broker. The broker will execute as a Market Order when and if the stock reaches, or exceeds the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). Depending on the number of shares being sold and current trading volumes, sales may be executed in multiple transactions and may be traded on more than one day. The order or any unexecuted portion will be automatically canceled if the price is not met by the end of the order period. The order may also be canceled by the applicable stock exchange or the participant.

Stop Order (online or telephone) – The Plan Administrator will promptly submit a participant’s request to sell shares in a Stop Order to a broker. A sale will be executed when the stock reaches a specified price, at which time the Stop Order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

Sales proceeds will be net of any fees to be paid by the participant (see question 28—Investment Summary and Fees for details). The Plan Administrator will deduct any fees or applicable tax withholding from the sale proceeds. Sales processed on accounts without a valid Form W-9 for U.S. citizens or Form W-8BEN for non-U.S. citizens will be subject to Federal Backup Withholding. This tax can be avoided by furnishing the appropriate and valid form prior to the sale. Forms are available online at shareowneronline.com.

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A check for the proceeds of the sale of shares (in U.S. dollars), less applicable taxes and fees, will generally be mailed by first class mail four business days after trade date. If a participant submits a request to sell all or part of the Plan shares, and the participant requests net proceeds to be automatically deposited to a checking or savings account, the participant must provide a voided blank check for a checking account or blank savings deposit slip for a savings account. If the participant is unable to provide a voided check or deposit slip, the participant’s written request must have the participant’s signature(s) medallion guaranteed by an eligible financial institution for direct deposit. Requests for automatic deposit of sale proceeds that do not provide the required documentation will not be processed and a check for the net proceeds will be issued.

A participant who wishes to sell shares currently held in certificate form may send them in for deposit to the Plan Administrator and then proceed with the sale. To sell shares through a broker of their choice, the participant may request the broker to transfer shares electronically from the Plan account to their brokerage account. Alternatively, a stock certificate can be requested that the participant can deliver to their broker. (See question 28 for more information about certificate requests.)

The share price of our common stock may fluctuate between the time the sale request is received and the time the sale is completed on the open market. The Plan Administrator shall not be liable for any claim arising out of failure to sell on a certain date or at a specific price. Neither the Plan Administrator nor any of its affiliates will provide any investment recommendations or investment advice with respect to transactions made through the Plan. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

The Insider Trading Policy provides that the participant may not trade in our common stock if in possession of material, non-public information about the company. Share sales by employees, Affiliates and Section 16 officers must be made in compliance with our Insider Trading Policy.

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IN THE EVENT OF A SALE OF A PARTICIPANT’S SHARES, THE PARTICIPANT WILL BE CHARGED A TRADING FEE, TRANSFER AND OTHER TAXES, IF APPLICABLE, AND A SERVICE CHARGE, WHICH AMOUNTS WILL BE DEDUCTED FROM THE CASH PROCEEDS PAID TO THE PARTICIPANT. A PARTICIPANT WHO WISHES TO SELL SOME OR ALL OF HIS OR HER SHARES IN THE PLAN SHOULD BE AWARE OF THE RISK UNDER EITHER SELLING OPTION DESCRIBED ABOVE THAT THE PRICE PER SHARE OF OUR COMMON STOCK MAY DECREASE BETWEEN THE TIME THAT THE PARTICIPANT DETERMINES TO SELL SHARES IN THE PLAN AND THE TIME THAT THE SALE IS COMPLETED. THIS RISK IS BORNE SOLELY BY THE PARTICIPANT.

The sale fees and expenses borne by the participant are as follows:

Investment Summary and Fees

Summary

Minimum cash investments
Minimum one-time initial purchase for new investors*	$500.00
* Or five minimum recurring automatic investments	$100.00
Minimum one-time optional cash purchase	$100.00
Minimum recurring automatic investments	$100.00
Minimum employee payroll deduction	$25.00
Maximum cash investments
Maximum monthly investment	$10,000.00
Maximum employee payroll deduction	$100,000.00
Dividend reinvestment options
Reinvest options	Full, Partial, None

Fees

Investment fees
Initial enrollment (new investors only)	Company Paid
Dividend reinvestment	Company Paid
Check investment	Company Paid
One-time automatic investment	Company Paid
Recurring automatic investment	Company Paid
Dividend purchase trading commission per share	Company Paid
Optional cash purchase trading commission per share	Company Paid
Sales fees
Batch Order	$15.00
Market Order	$25.00
Limit Order per transaction (Day/GTD/GTC)	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.12
Direct deposit of sale proceeds	$5.00
Other fees
Certificate issuance	Company Paid
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$15.00 per year

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Tax Consequences of Participation in the Plan

29.	What are the federal income tax consequences of participation in the Plan?

If you reinvest dividends you will still be treated for federal income tax purposes as having received a dividend on the dividend payment date. By reinvesting dividends you will be liable for the payment of income tax on the dividends despite not receiving an immediate cash distribution to satisfy the tax liability. In addition, to the extent we pay trading fees or service charges on your behalf, for reinvested dividends and optional cash purchases, the Internal Revenue Service has indicated that you may be treated as having received a constructive distribution, which may give rise to additional tax liability. See “Supplemental United States Federal Income Tax Considerations.”

Other Information

30.	What happens if BRE issues a stock dividend or declares a stock split?

Any stock dividends or stock splits distributed by us on the shares of our common stock purchased for and credited to the account of a participant under the Plan will be added to the participant’s account. Stock dividends or stock splits distributed on shares of our common stock owned and held outside of the Plan by a participant (including shares for which a participant has directed that cash dividends be reinvested) will be mailed directly to such participant in the same manner as to shareholders who are not participating in the Plan.

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In the event we make available to our shareholders rights to purchase additional shares of our common stock or other securities, such rights will be made available to participants based on the number of shares (including fractional share interests to the extent practicable) held in their Plan account on the record date established for determining shareholders who are entitled to such rights.

31.	How will a participant’s shares be voted at meetings of shareholders?

The Plan Administrator will arrange with the transfer agent to forward to the participant, as soon as practicable, any proxy materials mailed to our shareholders. The Plan Administrator will vote any full and/or fractional shares of our common stock that it holds for the participant’s account in accordance with the participant’s directions. If a participant does not return a signed proxy to the Plan Administrator, the Plan Administrator will not vote such shares.

32.	What is the responsibility of BRE under the Plan?

Neither we nor the Plan Administrator will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of (i) failure to terminate a participant’s account upon such participant’s death or adjudicated incompetency, prior to the receipt of notice in writing of such death or adjudicated incompetency, (ii) the prices at which shares are purchased for the participant’s account, (iii) the times when purchases are made or (iv) fluctuations in the market value of shares of our common stock. Neither we nor the Plan Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan. The establishment and maintenance of the Plan by us does not constitute an assurance with respect to either the value of our common stock or whether we will continue to pay dividends on shares of our common stock or at what rate.

Except for negligence or willful misconduct on our respective parts, neither we nor the Plan Administrator, respectively, whether acting directly or through agents or attorneys, shall be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of our or its duties, respectively, hereunder. We shall not be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit) unless the loss or damage is the result of negligence or willful misconduct on our part. The Plan Administrator shall not be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profit), unless the loss or damage is the result of negligence or willful misconduct on its part or in the event the Plan Administrator has been advised of the likelihood of such loss or damage and takes no action within its control and within acceptable industry practices. The Plan Administrator shall: (i) not be required to and shall make no representations and have no responsibilities as to the validity, accuracy, value or genuineness of any signatures or endorsements, other than its own; and (ii) not be obligated to take any legal action hereunder that might, in its judgment, involve any expense or liability, unless it has been furnished with reasonable indemnity.

Neither we nor the Plan Administrator shall be responsible or liable for any failure or delay in the performance of our or its obligations under this Plan arising out of or caused, directly or indirectly, by circumstances beyond our or its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions. The Plan Administrator has informed us that it will use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

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33.	May the Plan be changed or discontinued?

While the Plan is intended to continue indefinitely, we reserve the right to suspend or terminate the Plan at any time. We also reserve the right to make modifications to the Plan.

We have no obligation to offer, issue or sell shares of our common stock to participants under the Plan if, at the time of the offer, issuance or sale, the registration statement, of which the accompanying prospectus forms a part, is for any reason not effective. In this circumstance, dividends, if, as and when declared, will be paid in the usual manner to the shareholders and any additional cash investments received from shareholders will be returned.

34.	Are there any other limitations on participation in the Plan?

We reserve the right to limit participation in the Plan for any reason, even if a shareholder is otherwise eligible to participate. Without limiting our rights under this paragraph, we may refuse participation in the Plan to any person if participation or an increase in the number of shares of our common stock held by such person would, in our opinion, jeopardize our status as a REIT.

35.	Who interprets the Plan?

We may in our sole discretion interpret and regulate the Plan as we deem necessary or desirable in connection with the operation of the Plan and resolve questions or ambiguities concerning the various provisions of the Plan.

36.	What law governs the Plan?

The terms and conditions of the Plan and its operation will be governed by the laws of the state of Minnesota.

Erisa Investors

Because our common stock will qualify as a “publicly offered security,” employee benefit plans and individual retirement accounts may purchase shares of common stock and treat such shares, and not the underlying assets, as plan assets. Fiduciaries of ERISA plans should consider:

•	whether an investment in our common stock satisfies ERISA diversification requirement,

•	whether the investment is in accordance with the ERISA plans’ governing instruments; and

•	whether the investment is prudent.

Use of Proceeds

The net proceeds from the sale of the original issue shares of our common stock issued under the Plan will be used to increase working capital and for other general purposes. We have no basis for estimating either the number of shares of our common stock that ultimately will be sold pursuant to the Plan or the prices at which such shares will be sold.

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We will not receive any funds under the Plan from the purchase for a participant’s account of shares of our common stock in the open market by the Plan Administrator.

SUPPLEMENTAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax consequences to U.S. participants in the Plan, as well considerations regarding our election to be taxed as a REIT and the ownership and disposition of our common stock. This summary is a supplement to, and should be read in conjunction with, the discussion in the accompanying prospectus under the heading “United States Federal Income Tax Considerations.” This summary is for general information only and is not tax advice.

The information in this summary is based on current law, including:

•	the Internal Revenue Code of 1986, as amended, or the Code;

•	current, temporary and proposed Treasury regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service, or IRS; and

•	court decisions,

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this discussion. Any such change could apply retroactively to transactions preceding the date of the change.

We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT or regarding the tax consequences associated with participating in the Plan, and the statements in this discussion are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. This summary does not discuss any state, local or foreign tax consequences, or any United States federal alternative minimum tax consequences, associated with our election to be taxed as a REIT, participation in the Plan or the acquisition, ownership and disposition of our common stock.

You are urged to consult the accompanying prospectus and your tax advisors regarding the specific tax consequences to you of:

•	participation in the Plan;

•	the acquisition, ownership, and/or sale or other disposition of the common stock offered under this prospectus supplement, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in the applicable tax laws.

This summary deals only with our common stock held as a “capital asset” which is generally property held for investment within the meaning of Section 1221 of the Code. In addition, this discussion does not purport to deal with all aspects of taxation that may be relevant to holders of shares of our common stock in light of their personal investment or tax circumstances, or to holders who receive special treatment under the federal income tax laws except to the extent discussed specifically herein. Holders of common stock receiving special treatment include, without limitation:

•	banks, insurance companies, or other financial institutions;

•	holders subject to the alternative minimum tax;

•	tax-exempt organizations;

•	brokers or dealers in securities or commodities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	holders who are not U.S. participants (as defined below);

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•	persons that are S-corporations, REITs, regulated investment companies, partnerships or other pass-through entities;

•	expatriates and certain former citizens or long-term residents of the United States;

•	U.S. participants (as defined below) whose functional currency is not the U.S. dollar;

•	persons who hold shares of our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; and

•	persons deemed to sell shares of our common stock under the constructive sale provisions of the Code.

Participation in the Plan by U.S. Participants

The following summary describes certain United States federal income tax consequences to U.S. participants of participating in the Plan. When we use the term “U.S. participant,” we mean a participant in the Plan who, for United States federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation for federal income tax purposes created or organized or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes is a participant in the Plan, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership participating in the Plan, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock you hold in the Plan.

Distributions you receive on shares of our common stock you hold in the Plan and that are reinvested in additional shares will be treated for federal income tax purposes as taxable stock distributions to you. Accordingly, to the extent we have current or accumulated earnings and profits for federal income tax purposes, you will receive taxable dividend income in an amount equal to the amount of the cash dividend you could have received if you had not elected to reinvest that cash pursuant to the Plan. For a discussion of the tax treatment of our distributions, see the accompanying prospectus under the heading “United States Federal Income Tax Considerations—Taxation of Holders of Our Capital Stock and Debt Securities—Taxation of Holders of Our Capital Stock—U.S. Holders Generally—Distributions Generally.” You will receive a Form 1099-DIV after the end of the year which will show for the year your total dividend income, your amount of any return of capital distribution and your amount of any capital gain dividend.

Under the Plan, we will bear the trading fees or service charges related to the acquisition of, but not the sale of, shares of our common stock, except to the extent required to comply with certain tax rules applicable to REITs. The IRS has held in certain private letter rulings that brokerage commissions paid by a corporation with respect to open market purchases on behalf of participants in a dividend reinvestment plan or pursuant to the optional cash purchase features of a plan were to be treated as constructive distributions to participants who were shareholders of the corporation. In these rulings, the IRS determined that the payment of these fees or commissions was subject to income tax in the same manner as distributions and includable in the participant’s cost basis of the shares purchased. Accordingly, to the extent that we pay trading fees with respect to any open market or privately negotiated purchases made with reinvested dividends or optional cash purchases by the agent, we presently intend to take the position that shareholder participants received their proportionate amount of the trading fees as distributions in addition to the amounts described above. We intend to take the position that administrative expenses of the Plan paid by us are not constructive distributions to you.

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The Plan Administrator assumes that you will use the first-in, first-out (“FIFO”) method when determining the tax basis of any shares of our common stock acquired by or for you under the Plan. Under this method, the shares sold or transferred are charged against the earliest lot purchased or acquired by or for you to determine the basis of the shares. In the alternative, investors may designate their preference for specific identification cost basis at any time. Such designation must be in writing to the Plan Administrator.

Your tax basis in shares of our common stock you acquire under the dividend reinvestment features of the Plan generally will equal the total amount of distributions you are treated as receiving, as described above, and your tax basis in shares of our common stock you acquire through an optional cash purchase under the Plan generally will equal the amount of the optional cash payment plus the total amount of any distributions you are treated as receiving, as described above. Your holding period for the shares of our common stock acquired under the Plan will begin on the day following the date such shares were purchased for your account. Consequently, shares of our common stock purchased at different times will have different holding periods.

You will not realize any gain or loss when you receive certificates for whole shares of our common stock credited to your account, either upon your request, when you withdraw from the Plan or if the Plan terminates. However, you will recognize gain or loss when whole shares of our common stock or rights applicable to our common stock acquired under the Plan are sold or exchanged. You will also recognize gain or loss when you receive a cash payment for a fractional share of our common stock credited to your account when you withdraw from the Plan or if the Plan terminates. The amount of your gain or loss will equal the difference between the amount you receive for your shares or fractional shares of our common stock or rights applicable to common stock, net of any costs of sale paid by you, and your adjusted tax basis of such shares.

PLAN OF DISTRIBUTION

Newly issued shares of our common stock offered pursuant to the Plan will be purchased by the Plan Administrator directly from us. Shares of our common stock purchased in the open market will be purchased by the Plan Administrator through a broker on the New York Stock Exchange or any other securities exchange on which shares of our common stock are traded, in the over the counter market, or by negotiated transactions. Trading fees and service charges in connection with purchases under the Plan will be paid for by us, except to the extent required to comply with certain tax rules applicable to REITs (see question 12 for more information).

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Ballard Spahr LLP, Baltimore, Maryland will pass upon certain legal matters with respect to the validity of the issuance of the shares of common stock offered pursuant to this prospectus supplement. Latham & Watkins LLP, Los Angeles, California will pass upon certain legal matters described under “Supplemental United States Federal Income Tax Considerations” in this prospectus supplement.

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PROSPECTUS

BRE PROPERTIES, INC.

Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants

We may, from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

•	our secured or unsecured debt securities;

•	shares of our preferred stock, par value $0.01 per share;

•	shares of our common stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts; or

•	warrants to purchase debt securities, shares of our common stock or preferred stock or depositary shares.

This prospectus also covers delayed delivery contracts that may be issued by the registrant under which the counterparty may be required to purchase debt securities, common stock, preferred stock, depositary shares or warrants to purchase debt securities, common stock, preferred stock or depositary shares. Delayed delivery contracts may be issued together with the specific securities to which they relate. In addition, securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

We refer to the debt securities, common stock, preferred stock, depositary shares and warrants registered hereunder collectively as the “securities” in this prospectus. We will offer our securities in amounts, at prices and on terms determined at the time of the offering of any such security.

The specific terms of each series or class of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our debt securities, the specific title, aggregate principal amount, currency, form (which may be certificated or global), authorized denominations, maturity, rate (or manner of calculating the rate) and time of payment of interest, terms for redemption at our option or repayment at the holder’s option, terms for sinking payments, terms for conversion into shares of our common stock or preferred stock, covenants, and any public offering price; (ii) in the case of our preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights and any public offering price; (iii) in the case of our common stock, any public offering price; (iv) in the case of depositary shares, the fractional share of preferred stock represented by each such depositary share; and (v) in the case of warrants, the duration, offering price, exercise price and detachability. In addition, because we are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes, the specific terms of any securities may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of our company as a REIT.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. These securities also may be resold by security holders, if so provided in a prospectus supplement hereto. We will provide specific information about any selling security holders in one or more supplements to this prospectus. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The prospectus supplement filed with respect to any offering of our securities may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

Our common stock is traded on the New York Stock Exchange under the symbol “BRE.” On October 28, 2013, the last reported sale price for our common stock on the NYSE was $54.76 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 1 for a discussion of material risks that you should consider before you invest in our securities being sold with this prospectus and the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2013.

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement as if we had authorized it. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or a prospectus supplement is delivered or securities are sold on a later date.

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BRE Properties, Inc.

We are a self-administered equity real estate investment trust, or “REIT,” focused on the acquisition, development and management of multifamily apartment communities in the Western United States. Our operating and investment activities are primarily focused on the major metropolitan markets within the state of California, and in the metropolitan area of Seattle, Washington. At June 30, 2013, our portfolio had real estate assets with a net book value of approximately $3.4 billion that included 74 wholly or majority-owned communities, aggregating 21,126 homes; one multifamily community owned in a joint venture, comprised of 252 homes; and six (five in Northern California and one in Southern California) wholly or majority-owned communities in various stages of construction and development, totaling 1,888 homes. We earn revenue and generate cash primarily by collecting monthly rent from our community residents.

We have been a publicly traded company since our founding in 1970 and have paid 172 consecutive quarterly dividends to our shareholders since inception. Our principal executive offices are located at 525 Market Street, 4th Floor, San Francisco, California 94105 and our telephone number is (415) 445-6530.

Risk Factors

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before you decide whether to purchase any of our securities, in addition to the other information in this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the accompanying prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act. For more information, see the section entitled “Incorporation by Reference.”

About This Prospectus

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we may from time to time sell any combination of debt securities, preferred stock, common stock, depositary shares or warrants described in this prospectus in one or more offerings. In addition, selling security holders to be named in a prospectus supplement may sell certain of our securities from time to time. This prospectus provides a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sells securities, we or the selling security holder will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add to, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Available Information” and “Incorporation by Reference.”

We or any selling security holder may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. The applicable prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean BRE Properties, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

Forward-Looking Statements

In addition to historical information, we have made forward-looking statements in this prospectus and the documents incorporated by reference within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements pertain to, among other things, anticipated closings of transactions, uses of proceeds, our capital resources, financial liquidity, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by the use of forward-looking terminology, including words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intentions. Forward-looking statements are based on assumptions, data or methods that may be incorrect or imprecise or incapable of being realized.

The factors that could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements include those set forth in the risk factors incorporated by reference in this prospectus and the accompanying prospectus supplement and from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus and the accompanying prospectus supplement. Do not rely solely on forward-looking statements, which only reflect management’s analysis. We assume no obligation to update forward-looking statements.

Available Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy these reports, proxy statements and other information at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the SEC at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Our filings with the SEC and other information about us may also be obtained from our web site at www.breproperties.com, although the information on our web site does not constitute a part of this prospectus or the accompanying prospectus supplement, and we are not incorporating such information into this prospectus or the accompanying prospectus supplement.

This prospectus and any prospectus supplement constitute part of a registration statement on Form S-3 filed under the Securities Act with respect to the securities we may offer under this prospectus. As permitted by the SEC’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference facilities maintained by the SEC in Washington, D.C. or through the SEC’s website, as provided above.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to or incorporated by reference in the registration statement, each statement being qualified in all respects by that reference.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any accompanying prospectus supplement modifies or replaces that statement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

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•	Annual Report on Form 10-K for the fiscal year ended December 31, 2012, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2013 Annual Meeting of Stockholders;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2013;

•	Items 5.02 and 8.01 of Current Report on Form 8-K filed with the Commission on February 5, 2013, as

•	amended by Current Report on Form 8-K filed with the Commission on April 3, 2013;

•	Current Report on Form 8-K filed with the SEC on April 3, 2013;

•	Current Report on Form 8-K filed with the SEC on April 9, 2013;

•	Current Report on Form 8-K filed with the SEC on April 29, 2013;

•	Item 8.01 of Current Report on Form 8-K filed with the SEC on May 1, 2013;

•	Current report on Form 8-K filed with the SEC on July 2, 2013;

•	Item 8.01 of Current Report on Form 8-K filed with the SEC on July 31, 2013;

•	the description of our Common Stock contained in our Registration Statement on Form 8-B (File No. 001-14306), filed with the SEC on March 7, 1996; and

•	the description of our 6.75% Series D Cumulative Redeemable Preferred Stock contained in our Registration Statement on Form 8-A (File No. 001-14306), filed with the SEC on December 8, 2004.

We are also incorporating by reference all other reports that we file with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus (but excluding any documents or portions of documents which are deemed “furnished” and not filed with the SEC). Information included or incorporated by reference in this prospectus and the accompanying prospectus supplement shall be deemed automatically updated and superseded if information contained in any document we subsequently file with the SEC modifies or replaces the information included or incorporated by reference in this prospectus or in the accompanying prospectus supplement.

We will provide to each person to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus and the accompanying prospectus supplement. To receive a free copy of any of the documents incorporated by reference in this prospectus and the accompanying prospectus supplement, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write to:

BRE Properties, Inc.
Attention: Investor Relations
525 Market Street, 4th Floor
San Francisco, California 94105-2712
Telephone: (415) 445-6530

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

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Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

The following tables set forth our historical ratios of earnings to fixed charges and our ratios of earnings to fixed charges and preferred stock dividends for the periods indicated:

Ratios of Earnings to Fixed Charges

Fiscal Year Ended December 31,					Six Months Ended June 30,
2008	2009	2010	2011	2012	2013
1.2	1.1	0.9	1.5	1.6	1.7

Our ratios of earnings to fixed charges are computed by dividing earnings by fixed charges. Earnings consist of our net income before gains (losses) on sales of investments in rental properties and minority interests in income plus provision for unusual charges and fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges consist of interest payments and rental payments.

Ratios of Earnings to Fixed Charges and Preferred Stock Dividends

Fiscal Year Ended December 31,					Six Months Ended June 30,
2008	2009	2010	2011	2012	2013
1.1	1.0	0.8	1.3	1.5	1.6

Our ratios of earnings to fixed charges and preferred stock dividends are computed by dividing earnings by fixed charges and preferred stock dividends. Earnings consist of our net income before gains (losses) on sales of investment in rental properties and minority interests in income plus provision for unusual charges and fixed charges, excluding capitalized interest and preferred stock dividends. Fixed charges consist of interest payments and rental payments.

Use of Proceeds

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include repayment of debt, redemption of securities, investing in additional multifamily apartment communities, funding development activities, capital expenditures and increasing our working capital. Pending the application of the net proceeds, we expect to invest the proceeds in investment-grade, interest-bearing securities or to temporarily reduce borrowings under revolving credit facilities. Further details regarding the use of the net proceeds from the sale of a specific series or class of the securities will be set forth in the applicable prospectus supplement.

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General Description of Securities

We, directly or through one or more underwriters, dealers and agents designated from time to time, or directly to purchasers, or through a combination of these methods, may offer, issue and sell, together or separately, in one or more offerings, the following securities:

•	secured or unsecured debt securities, in one or more series;

•	shares of our preferred stock, par value $0.01 per share, in one or more series;

•	shares of our common stock, par value $0.01 per share;

•	depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts;

•	warrants to purchase debt securities, shares of our common stock or preferred stock or depositary shares; or

•	any combination of the securities listed above, either individually or as units consisting of one or more of the securities listed above, each on terms to be determined at the time of sale.

We may issue the debt securities as exchangeable for and/or convertible into shares of common stock, preferred stock and/or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock, or other securities. The debt securities, preferred stock, common stock, depositary shares and warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Description of Debt Securities

This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. The following descriptions of the debt securities and the indenture will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement and in a supplement to the indenture, a board resolution or an officers’ certificate delivered pursuant to the indenture. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus secured or unsecured debt securities, which, unless we provide otherwise in the applicable prospectus supplement, will be senior debt securities.

Unless we provide otherwise in the applicable prospectus supplement, the debt securities are our obligations exclusively. Because a significant portion of our operations is conducted through our subsidiaries, our cash flow and consequent ability to service our debt, including the debt securities, are partially dependent on the earnings of our subsidiaries, and the debt securities will be effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of our subsidiaries. Although our existing indenture with The Bank of New York Mellon Trust Company, National Association (f/k/a The Bank of New York Trust Company, National Association), discussed below, imposes limitations on the incurrence of additional indebtedness, we and our subsidiaries will retain the ability to incur substantial additional indebtedness.

The debt securities will be issued under the indenture, as amended or supplemented from time to time, between us and The Bank of New York Mellon Trust Company, National Association (f/k/a The Bank of New York Trust Company, National Association, as successor in interest to JP Morgan Chase & Co., successor in interest to Chase Manhattan Bank and Trust Company, National Association), filed as an exhibit to the registration statement of which this prospectus is a part and referred to herein as the “indenture.” The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended. The descriptions of the debt securities and the indenture set forth in this prospectus and in any prospectus supplement do not purport to be complete and are subject to and qualified in their entirety by reference to the indenture and forms of debt securities, which have been or will be filed as exhibits to the registration statement of which this prospectus is a part or incorporated by referenced by a Current Report on Form 8-K. In the summary below, we have included parenthetical cross-references to the section numbers of the indenture so that you can easily locate these provisions.

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You can find the definitions of certain terms used in this description under the subheading “Certain Definitions.”

General

The debt securities will be our direct, secured or unsecured obligations. Unless otherwise provided in the applicable prospectus supplement, the debt securities issued under the indenture may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in one or more indentures supplemental to the indenture. The terms of any debt securities within any series may differ from the terms of any other debt securities in that series. All debt securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of the series, for issuances of additional debt securities of the series. (Section 301). The trustee under the indenture may resign or be removed with respect to one or more series of debt securities issued under the indenture, and a successor trustee may be appointed to act with respect to that series.

Reference is made to each prospectus supplement for the specific terms of the series of debt securities being offered by that prospectus supplement, including:

(1) the title of the debt securities of the series which will distinguish the debt securities of such series from all other series of debt securities;

(2) any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

(3) the date or dates, or the method for determining the date or dates, on which the principal of the debt securities of the series will be payable;

(4) the rate or rates at which the debt securities of the series will bear interest, if any, or the method by which the rate or rates will be determined;

(5) the date or dates from which interest will accrue, or the method for determining the date or dates, the interest payment dates on which the interest will be payable, the regular record dates, if any, for the interest payable on any registered debt security on any interest payment dates, or the method by which such dates will be determined, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

(6) the place or places, if any, other than or in addition to the Borough of Manhattan, the City of New York, where the principal of, and premium, if any, interest, if any, on, and additional amounts, if any, payable in respect of the debt securities of the series will be payable, any registered debt securities of the series may be surrendered for registration of transfer, exchange or, if applicable, conversion, and notices or demands to or upon us in respect of the debt securities of the series and the indenture may be served;

(7) the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and the other terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part, at our option, if we are to have an option;

(8) our obligation, if any, to redeem, repay or purchase the debt securities of the series pursuant to any sinking fund or analogous provision or at the option of a holder, and the period or periods within which, or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities of the series will be redeemed, repaid or purchased, in whole or in part, pursuant to any obligation;

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(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any registered debt securities of the series will be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any bearer debt securities of the series will be issuable;

(10) if other than the trustee, the identity of each security registrar and/or paying agent;

(11) if other than 100% of the principal amount thereof, the portion of the principal amount of the debt securities of the series payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of the debt securities of the series which is convertible, in accordance with the provisions of the indenture, or the method by which the portion shall be determined;

(12) if other than United States dollars, the foreign currency or foreign currencies in which payment of the principal of, and premium, if any, or interest or additional amounts, if any, on the debt securities of the series are payable or denominated;

(13) whether the amount of payments of principal of, and premium, if any, or interest, if any, on the debt securities of the series may be determined with reference to an index, formula or other method, which index, formula or method may be based, without limitation, on one or more currencies, currency units or composite currencies, commodities, equity indices or other indices, and the manner in which the amounts shall be determined;

(14) whether the principal of, and premium, if any, or interest or additional amounts, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, an election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

(15) provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of events as may be specified;

(16) any deletions from, modifications of, or additions to the events of default or our covenants with respect to the debt securities of the series, whether or not these events of default or covenants are consistent with the events of default or covenants set forth in the indenture;

(17) whether debt securities of the series are to be issuable as registered debt securities, bearer debt securities, with or without coupons, or both, any restrictions applicable to the offer, sale or delivery of bearer debt securities and the terms upon which bearer debt securities of the series may be exchanged for registered debt securities of the series and vice versa, if permitted by applicable laws and regulations;

(18) whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any permanent global debt security may exchange their interests for definitive debt securities of the same series and of like tenor of any authorized form and denomination and the circumstances under which any of these exchanges may occur, if other than in the manner provided in certain provisions of the indenture, and, if registered debt securities of the series are to be issuable as a global debt security, the identity of the initial depository for that series;

(19) the date as of which any bearer debt securities of the series and any temporary global debt security representing outstanding debt securities of the series will be dated if other than the date of original issuance of the first debt security of the series to be issued;

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(20) the person to whom any interest on any registered debt security of the series will be payable, if other than the person in whose name that debt security, or one or more predecessor debt securities, is registered at the close of business on the regular record date for that interest, the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global debt security on an interest payment date will be paid if other than in the manner otherwise provided;

(21) the applicability, if any, of the defeasance and discharge and covenant defeasance provisions of the indenture and any provisions in modification of, in addition to or in lieu of those provisions;

(22) if the debt securities of the series are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary debt security of that series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of those certificates, documents or conditions;

(23) whether and under what circumstances we will pay additional amounts on the debt securities of the series to any holder who is not a United States person, in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of any such option;

(24) our obligation, if any, to permit the conversion of the debt securities of the series into our common shares or preferred shares or into other securities or property, as the case may be, and the terms and conditions upon which the conversion will be effected, which may include, without limitation, the initial conversion price or rate, the conversion period, any adjustment of the applicable conversion price and any requirements relative to the reservation of the shares for purposes of conversion; and

(25) any other terms of the series and any deletions from or modifications or additions to the indenture in respect of the debt securities, whether or not consistent with the other provisions of the indenture.

The debt securities may be original issue discount securities. A debt security will have original issue discount if, among other things, the issue price of such security is less than its stated principal amount at maturity. Any material United States federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

Except as set forth below under the captions “Certain Covenants—Aggregate Debt Test,” “—Debt Service Test,” “—Secured Debt Test” and “—Maintenance of Total Unencumbered Assets,” the indenture does not contain any provision that would limit our ability to incur indebtedness or that will afford holders of debt securities protection in a highly leveraged or similar action or in the event of a change of control. However, certain restrictions on ownership and transfers of our equity securities designed to preserve our status as a REIT may act to prevent or hinder a change of control.

Denominations, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the registered debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000. The bearer debt securities of the series, other than bearer debt securities issued in global form, will be issuable in denominations of $5,000. (Section 302).

Unless otherwise specified in the applicable prospectus supplement, the principal of, and premium, if any, and interest, if any, and additional amounts, if any, on any series of debt securities will be payable at the office or agency maintained by us for that purpose; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled to payment as it appears in the security register or by transfer of funds to that person at an account maintained within the United States. (Sections 301, 305, 306, 307 and 1002).

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Unless otherwise described in the applicable prospectus supplement, all payments of principal of, and premium, if any, and interest, if any, on any debt security that are payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

Any defaulted interest—interest not punctually paid or duly provided for on any interest payment date with respect to a debt security—will cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which will be given to the holder of the debt security not more than 15 days and not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the indenture. (Section 307).

Subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, and of a like aggregate principal amount and tenor, in any authorized denominations upon surrender of the debt securities at the office or agency maintained by us for that purpose. In addition, subject to certain limitations applicable to debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion, if applicable, or registration of transfer thereof at the office or agency maintained by us for that purpose. Every debt security surrendered for conversion, if applicable, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a registration of transfer or exchange. (Section 305).

If the applicable prospectus supplement refers to any transfer agent initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location at which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the series. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002).

Neither we nor any trustee will be required:

•	to issue, register the transfer of or exchange debt securities of any series if the debt securities may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of debt securities of that series to be redeemed and ending at the close of business on:

•	the day of the mailing of the relevant notice of redemption, if the debt securities are issuable only in registered form; or

•	the day of the first publication of the relevant notice of redemption, if the debt securities are issuable in bearer form, or the day of mailing of the relevant notice of redemption, if the debt securities are also issuable in registered form and there is no publication;

•	to register the transfer of or exchange any debt security in registered form, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part;

•	to exchange any debt security in bearer form so selected for redemption except in exchange for a debt security in registered form which is simultaneously surrendered for redemption; or

•	to issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be so repaid. (Section 305).

Merger, Consolidation or Sale

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that we will not, in any transaction or series of related transactions, consolidate with, or sell, lease, assign, transfer or otherwise convey all or substantially all of our assets to, or merge with or into, any other person, unless:

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•	either we shall be the continuing corporation, or the successor person, if other than us, formed by or resulting from any consolidation or merger or which shall have received the transfer of all or substantially all of our assets is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by supplemental indenture executed by the successor corporation and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and all additional amounts, if any, payable in respect of all of the outstanding debt securities issued under the indenture and the due and punctual performance and observance of all of the other covenants and conditions contained in the outstanding debt securities and the indenture to be performed or observed by us;

•	immediately after giving effect to the transaction and treating any Debt, including Acquired Debt, which becomes our obligation or an obligation of any of our subsidiaries as a result thereof as having been incurred by us or the subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time or both, would become an event of default, shall have occurred and be continuing; and

•	an officers’ certificate and legal opinion concerning the conditions precedent will be delivered to the trustee.

In the event that we are not the continuing corporation, then, for purposes of the second bullet point above, the references to us shall be deemed to refer to the successor corporation. (Sections 801 and 803).

Upon any merger, consolidation, sale, assignment, transfer, lease or conveyance in which we are not the continuing corporation, the successor corporation formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease or other conveyance is made shall succeed to us, and be substituted for us, and may exercise all of our rights and powers under the indenture with the same effect as if the successor corporation had been named as the “Company” under the indenture and thereafter, except in the case of a lease, we shall be released from our obligations under the indenture and the debt securities. (Section 802).

Certain Covenants

Unless otherwise provided in the applicable prospectus supplement, the indenture contains the following covenants:

Aggregate Debt Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if, immediately after giving effect to the incurrence of that Debt and the application of the proceeds therefrom on a pro forma basis, the aggregate principal amount of all of our outstanding Debt and all of the outstanding Debt of our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, is greater than 60% of the sum of, without duplication:

•	our Total Assets and the Total Assets of our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•	the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent the proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of that fiscal quarter, including the proceeds obtained from the incurrence of that additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1004).

Debt Service Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which the additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of that Debt and the application of the proceeds therefrom, and calculated on the assumption that:

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•	the Debt and any other Debt, including, without limitation, Acquired Debt, incurred by us or any of our subsidiaries since the first day of the relevant four-quarter period had been incurred, and the application of the proceeds therefrom, including to repay or retire other Debt, had occurred, on the first day of the period;

•	the repayment or retirement of any of our other Debt or any other Debt of our subsidiaries since the first day of the relevant four-quarter period had occurred on the first day of the period, except that, in making the computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of that Debt during the relevant period; and

•	in the case of any acquisition or disposition by us or any of our subsidiaries of any asset or group of assets, in any such case with a fair market value, determined in good faith by our board of directors, in excess of $1 million, since the first day of the relevant four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, that acquisition or disposition had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation.

If the Debt giving rise to the need to make the calculation listed above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate then, for purposes of calculating the Annual Debt Service Charge, the interest rate on that Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire relevant four-quarter period had been the applicable rate for the entire period. (Section 1005).

Secured Debt Test. We will not, and will not cause or permit any of our subsidiaries to, incur any Debt, including, without limitation, Acquired Debt, secured by any lien on any of our property or assets or any of the property or assets of our subsidiaries, whether owned on the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of the Debt and the application of the proceeds from the Debt on a pro forma basis, the aggregate principal amount, determined on a consolidated basis in accordance with generally accepted accounting principles, of all of our outstanding Debt and all outstanding Debt of our subsidiaries which is secured by any lien on our property or assets or any lien on property or assets of our subsidiaries is greater than 40% of the sum of, without duplication:

•	our Total Assets and the Total Assets of our subsidiaries as of the last day of the then most recently ended fiscal quarter; and

•	the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received, to the extent those proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt, by us or any of our subsidiaries since the end of the relevant fiscal quarter, including the proceeds obtained from the incurrence of that additional Debt, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1006).

Maintenance of Total Unencumbered Assets. We will, and will cause our subsidiaries to, have at all times Total Unencumbered Assets of not less than 150% of the aggregate principal amount of all of our outstanding Unsecured Debt and the outstanding Unsecured Debt of our subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles. (Section 1007).

Existence. Except as permitted under the provisions of the indenture described in “—Merger, Consolidation or Sale,” we will do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights, charter and statutory, and franchises; provided, however, that we will not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business and that the loss thereof is not disadvantageous in any material respect to the holders of the debt securities outstanding under the indenture. (Section 1008).

Maintenance of Properties. We will cause all of our properties used or useful in the conduct of our business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in our judgment may be necessary so that the business carried on in connection with our properties may be properly and advantageously conducted at all times; provided, however, that we and our subsidiaries will not be prevented from selling or otherwise disposing of for value our or their properties, respectively, in the ordinary course of business. (Section 1009).

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Insurance. Unless otherwise provided in the applicable prospectus supplement, the indenture requires us to, and to cause each of our subsidiaries to, keep in force upon all of our properties and operations policies of insurance carried with responsible companies in amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability. (Section 1010).

Payment of Taxes and Other Claims. We will pay or discharge or cause to be paid or discharged, before they become delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon any of our income, profits or property or the income, profits or property of any subsidiary; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary, provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings. (Section 1011).

Provision of Financial Information. Whether or not we are subject to Section 13 or 15(d) of the Securities Exchange Act, for so long as any debt securities are outstanding, we will, to the extent permitted under the Securities Exchange Act, file with the Securities and Exchange Commission the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) if we were so subject, on or prior to the respective dates by which we would have been required to file those documents. We will also in any event:

•	transmit by mail to all holders of debt securities, as their names and addresses appear in the relevant security register, without cost to the holders and within 15 days after each required filing date, copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to these sections; and

•	file with the trustee, within 15 days after each required filing date, copies of the annual reports, quarterly reports and other documents which we would have been required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act if we were subject to these sections.

Provided, however, that if filing these documents with the Securities and Exchange Commission is not permitted under the Securities Exchange Act, we will supply copies of these documents to any prospective holder of debt securities under the indenture promptly upon written request and payment of the reasonable cost of duplication and delivery. (Section 1012).

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events are “Events of Default” with respect to any series of debt securities issued thereunder:

•	default for 30 days in the payment of any interest on, or any additional amounts payable in respect of any interest on, any debt security of the series or of any coupon appertaining thereto;

•	default in the payment of any principal of or premium, if any, on, or any additional amounts payable in respect of any principal of or premium, if any, on, any debt security of the series at its maturity;

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•	default in making any sinking fund payment as required for any debt security of the series;

•	default in the performance, or breach, of any other covenant or warranty contained in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than the series, continued for 60 days after written notice as provided in the indenture;

•	default under any bond, note, debenture or other evidence of indebtedness of ours or any of our subsidiaries, including an event of default with respect to any other series of debt securities, or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of ours or any of our subsidiaries which results in the acceleration of such indebtedness in an aggregate principal amount exceeding $20,000,000 or which constitutes a failure to pay at maturity or other scheduled payment date (after expiration of any applicable grace period) such indebtedness in an aggregate principal amount exceeding $20,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after notice to us by the trustee or to us and the trustee by the holders of at least 10% in aggregate principal amount of the outstanding debt securities of the series;

•	certain events of bankruptcy, insolvency or reorganization with respect to us or of any significant subsidiary; and

•	any other event of default provided with respect to that series of debt securities. (Section 501).

The term “significant subsidiary” means any subsidiary of ours which is a significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act as in effect on January 1, 1996).

If an event of default under the indenture with respect to debt securities of any series issued thereunder at the time outstanding occurs and is continuing, then in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal, or, if the debt securities of that series are original issue discount securities or indexed securities, a portion of the principal as may be specified in the terms thereof, of all of the debt securities of that series to be due and payable immediately by written notice thereof to us, and to the trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to debt securities of the series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding debt securities of the series may rescind, by written notice to us, and annul the declaration and its consequences if:

•	we shall have paid or deposited with the trustee a sum sufficient to pay in the currency, currency unit or composite currency in which the debt securities of the series are payable, except as may be otherwise specified pursuant to the applicable supplemental indenture, including the principal of, and premium, if any, interest, if any, and additional amounts, if any, on the debt securities of the series, other than amounts which have become due and payable as a result of the acceleration, plus certain fees, expenses, disbursements and advances of the trustee; and

•	all events of default with respect to the debt securities, other than the nonpayment of the principal of, or premium, if any, or interest on the debt securities of the series which have become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture. (Section 502).

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of the series and any related coupons waive any past default with respect to the series and its consequences, except a default:

•	in the payment of the principal of, or premium, if any, or interest on or additional amounts, if any, payable in respect of any debt security of the series; or

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•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the modification or amendment. (Section 513).

Unless otherwise provided in the applicable prospectus supplement, the indenture requires the trustee to give notice to the holders of debt securities issued thereunder within 90 days of a default under the indenture known to the trustee, unless that default shall have been cured or waived; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to the series, except a default in the payment of the principal of, or premium, if any, or interest on, or any additional amounts, if any, payable in respect of any debt security of the series or in the payment of any sinking fund installment in respect of any debt security of the series, if a responsible officer of the trustee determines the withholding to be in the interest of the holders. (Section 601).

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that no holder of debt securities of any series issued thereunder or any related coupon may institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of the failure of the trustee, for 60 days, to act after it has received notice of a continuing event of default and a written request to institute proceedings in respect of the event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of the series, as well as an offer of reasonable indemnity, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series. (Section 507). Neither this provision nor any other provision in the indenture will prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on or any additional amounts in respect of the debt securities held by that holder at the respective due dates thereof. (Section 508).

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that, subject to provisions of the indenture relating to its duties in case of default, the trustee thereunder is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders shall have offered to the trustee thereunder security or indemnity reasonably satisfactory to the trustee against costs, expenses and liabilities which might be incurred by it in compliance with the request or direction. (Section 602). Unless otherwise provided in the applicable prospectus supplement, the holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, a trustee may take any other action deemed proper by it which is not inconsistent with the direction or may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of the series not joining in the action. (Section 512).

Within 120 days after the close of each fiscal year, we must deliver to the trustee a certificate, signed by one of several of our specified officers, stating whether or not the officer has knowledge of any noncompliance with all conditions and covenants under the indenture and, if so, specifying the noncompliance and the nature and status thereof. (Section 1014).

Modification of the Indenture

Modifications and amendments of the indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued thereunder which are affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each such debt security affected by the modification or amendment:

•	change the stated maturity of the principal of, or premium, if any, on or any installment of principal of, or premium, if any, or interest, if any, on, or additional amounts, if any, with respect to, any debt security; or

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•	reduce the principal amount thereof or the rate or amount of interest thereon or any additional amounts payable in respect thereof, or any premium payable thereon, or change any of our obligations to pay additional amounts pursuant to the indenture, or reduce the amount of the principal of an original issue discount debt security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy, or adversely affect any right of the holder of any debt security to repayment of the debt security at the holder’s option; or

•	change any place of payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any debt security or any premium or interest thereon or any additional amounts in respect thereof is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof, or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of holder, on or after the repayment date, as the case may be; or

•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such reduction, or the consent of whose holders is required for any waiver with respect to such series, of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences, provided for in the indenture, or reduce the requirements for quorum or voting specified in the indenture; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or covenants, except to increase the percentage required to effect the action or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected by the modification; or

•	make any change that adversely affects the right, if any, to convert or exchange any debt security for common shares, preferred shares or other securities or property in accordance with its terms. (Section 902).

The indenture provides that the holders of at least a majority in principal amount of all outstanding debt securities of any series issued thereunder have the right to waive our compliance with certain covenants and conditions in the indenture applicable to the series, including those described in the section of this prospectus captioned “Description of Debt Securities—Certain Covenants,” but no such waiver will extend to or affect the covenant or condition except to the extent so expressly waived, and, until the waiver will become effective, our obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect. (Section 1013).

Modifications and amendments of the indenture may be made by us and the trustee without the consent of any holder of debt securities issued thereunder for any of the following purposes:

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants under the indenture and the debt securities issued under the indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities, or to surrender any right or power conferred upon us in the indenture;

•	to add any additional events of default for the benefit of the holders of all or any series of debt securities;

•	to add to or change any of the provisions of the indenture to provide that bearer debt securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer debt securities, to permit bearer debt securities to be issued in exchange for registered debt securities, to permit bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form, provided that any such action will not adversely affect the interests of the holders of debt securities of any series or any related coupons in any material respect;

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•	to change or eliminate any of the provisions of the indenture, provided that no such change or elimination will become effective with respect to the outstanding debt securities of any series issued hereunder which were first issued prior to the date of the change or elimination and which are entitled to the benefit of the provision;

•	to secure the debt securities issued thereunder;

•	to establish the form or terms of debt securities of any series issued thereunder and any related coupons as permitted by the indenture, including the provisions and procedures, if applicable, for the conversion of the debt securities into common shares or preferred shares;

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, to correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision in the indenture or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided the action shall not adversely affect the interests of the holders of outstanding debt securities of any series or any related coupons in any material respect; or

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate the discharge, defeasance or covenant defeasance, as the case may be, of any series of debt securities pursuant to the indenture; provided that any such action will not adversely affect the interests of the holders of debt securities of the series and any related coupons or any other series of debt securities in any material respect. (Section 901).

Unless otherwise provided in the applicable prospectus supplement, the indenture will provides that, in determining whether the holders of the requisite principal amount of outstanding debt securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of the debt securities for quorum purposes:

•	the principal amount of an original issue discount debt security that may be counted in making the determination or calculation and that will be deemed to be outstanding for that purpose will be equal to the amount of principal thereof that would be, or will have been declared to be, due and payable, at the time of the determination, upon a declaration of acceleration of the maturity thereof;

•	the principal amount of any debt security denominated in a foreign currency that may be counted in making the determination or calculation and that will be deemed outstanding for that purpose will be equal to the United States dollar equivalent, determined pursuant to the indenture as of the date the debt security is originally issued by us, of the principal amount, or, in the case of an original issue discount debt security, the dollar equivalent as of such date of original issuance of the amount determined as provided in the first bullet point above of the debt security;

•	the principal amount of any indexed debt security that may be counted in making such determination or calculation and that will be deemed outstanding for such purpose will be equal to the principal face amount of the indexed debt security at original issuance, unless otherwise provided with respect to the debt security pursuant to the indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of such other obligor will be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows to be so owned will be so disregarded. (Section 101).

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The indenture contains provisions for convening meetings of the holders of debt securities of a series issued thereunder. (Section 1501). The following provisions apply unless otherwise provided in the applicable prospectus supplement. A meeting may be called at any time by the trustee and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding debt securities of the series, in any such case upon written notice given as provided in the indenture. (Section 1502). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities of the series will constitute a quorum. (Section 1504).

Notwithstanding the provisions described above, unless otherwise provided in the applicable prospectus supplement, the indenture provides that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the request, demand, authorization, direction, notice, consent, waiver or other action, or by the holders of a specified percentage in principal amount of the outstanding debt securities of the series and one or more additional series,

•	there shall be no minimum quorum requirement for the meeting; and

•	the principal amount of the outstanding debt securities of the series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether any request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture. (Section 1504).

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, upon our request, the indenture shall cease to be of further effect with respect to any specified series of debt securities issued thereunder, except as to certain limited provisions of the indenture which shall survive, when either all debt securities of the series have been delivered to the trustee for cancellation, subject to certain exceptions, or all debt securities of the series have become due and payable or will become due and payable at their stated maturity within one year, or, if redeemable, are scheduled for redemption within one year, and we have irrevocably deposited with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities and any coupons appertaining thereto are payable in an amount sufficient to pay the entire indebtedness on the debt securities in respect of principal, and premium, if any, and interest to the date of such deposit, if the debt securities have become due and payable, or to the stated maturity or redemption date, as the case may be.

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that we may elect with respect to any series of debt securities issued thereunder either:

•	to defease and be discharged from any and all obligations with respect to the outstanding debt securities, except, among other things, for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust) (“defeasance”) (Section 1402); or

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•	to be released from our obligations with respect to the debt securities under the applicable covenants described above under the caption “Certain Covenants,” except that we will remain subject to the covenant to preserve and keep in full force and effect our corporate existence, except as permitted under the provisions described under “—Merger, Consolidation or Sale,” and, if provided pursuant to the indenture, our obligations with respect to any other covenants applicable to the debt securities of the series and any coupons on and after the date the conditions to defeasance and/or covenant defeasance are satisfied, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to the debt securities. (“covenant defeasance”) (Section 1403).

In either case, the discharge, defeasance or covenant defeasance shall occur upon the irrevocable deposit by us with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are payable at stated maturity or, if applicable, upon redemption, or Government Obligations, or both, applicable to the debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and premium, if any, and interest, if any, on the debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be.

Such a trust may only be established if, among other things:

•	we have delivered to the trustee an opinion of counsel, as specified in the indenture, to the effect that the holders of the outstanding debt securities and any coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture;

•	if the monies or Government Obligations or combination thereof, as the case may be, deposited are sufficient to pay the principal of, and premium, if any, and interest, if any, on the outstanding debt securities of the series provided the debt securities are redeemed on a particular redemption date, and we have given the trustee irrevocable instructions to redeem the debt securities on that date and provided notice of the redemption to holders as provided in the indenture; and

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities and any coupons shall have occurred and be continuing on the date of, or, solely in the case of events of default described in the sixth bullet of the first paragraph under “—Events of Default, Notice and Waiver” above, during the period ending on the 91st day after the date of, such deposit into trust. (Section 1404).

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:

•	the holder of a debt security of the series is entitled to, and does, elect to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of such debt security; or

•	a Conversion Event occurs in respect of the currency, currency unit or composite currency in which the deposit has been made; then the indebtedness represented by such debt security and any coupons appertaining thereto shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium, if any, and interest, if any, on such debt security as it becomes due out of the proceeds yielded by converting the amount so deposited in respect of the debt security into the currency, currency unit or composite currency in which the debt security becomes payable as a result of the election or the Conversion Event. (Section 1405).

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In the event we effect covenant defeasance with respect to the debt securities of any series and the debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the amount of monies and Government Obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities at the time of their stated maturity or at the time of the acceleration resulting from such event of default. In any such event, we would remain liable to make payment of amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Convertible Debt Securities

If set forth in the applicable prospectus supplement, debt securities of any series may be exchangeable for and/or convertible into common stock, preferred stock and/or other securities on the terms and subject to the conditions set forth in the prospectus supplement.

The applicable prospectus supplement may set forth limitations on the ownership or conversion of convertible debt securities intended to protect our status as a REIT for United States federal income tax purposes.

Reference is made to the sections captioned “Description of Common Stock” and “Description of Preferred Stock” for a general description of securities which may be issued upon the conversion of convertible debt securities.

Global Securities

Unless we indicate differently in a prospectus supplement, the debt securities of a series initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

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Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

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Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

Neither we, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to any beneficial interest.

Certain Definitions

Below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms, as well as any other terms used in this prospectus for which no definition is provided.

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“Acquired Debt” means Debt of a person:

•	existing at the time that person is merged or consolidated with or into, or becomes a subsidiary of, us; or

•	assumed by us or any of our subsidiaries in connection with the acquisition of assets from that person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into, or becomes a subsidiary of, us or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, our interest expense and the interest expense of our subsidiaries for such period, including, without duplication, (1) all amortization of debt discount, (2) all accrued interest, (3) all capitalized interest, and (4) the interest component of capitalized lease obligations, determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Income Available for Debt Service” for any period means our Consolidated Net Income and the Consolidated Net Income of our subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes based on income;

•	amortization of debt discount and deferred financing costs;

•	provisions for gains and losses on sales or other dispositions of properties and other investments;

•	property depreciation and amortization;

•	the effect of any non-cash items resulting from a change in accounting principles in determining Consolidated Net Income; and

•	amortization of deferred charges, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Consolidated Net Income” for any period means the amount of net income, or loss, for us and our subsidiaries for such period, excluding, without duplication, extraordinary items and the portion of net income, but not losses, for us and our subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by us or one of our subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Conversion Event” means the cessation of use of:

•	a foreign currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community;

•	the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

•	any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

“Debt” means, with respect to any person, any indebtedness of that person, whether or not contingent, in respect of:

•	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

•	indebtedness secured by any lien on any property or asset owned by such person, but only to the extent of the lesser of:

•	the amount of indebtedness so secured; and

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•	the fair market value, determined in good faith by the board of directors of such person or, in our case or the case of a subsidiary, by our board of directors, of the property subject to such lien;

•	reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; or

•	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with generally accepted accounting principles.

Debt also includes, to the extent not otherwise included, any obligation of that person to be liable for, or to pay, as obligor, guarantor or otherwise, other than for purposes of collection in the ordinary course of business, Debt of the types referred to above of another person, it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof.

“Government Obligations” means securities which are:

•	direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debt securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer.

Government Obligations shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt, provided that, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Total Assets” means the sum of, without duplication, Undepreciated Real Estate Assets and all other assets, excluding accounts receivable and intangibles, of ours and our subsidiaries, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Total Unencumbered Assets” means the sum of, without duplication, those Undepreciated Real Estate Assets which are not subject to a lien securing Debt and all other assets, excluding accounts receivable and intangibles, of ours and our subsidiaries not subject to a lien securing Debt, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Undepreciated Real Estate Assets” means, as of any date, the cost, original cost plus capital improvements, of our real estate assets and the real estate assets of our subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with generally accepted accounting principles.

“Unsecured Debt” means Debt of ours or any of our subsidiaries which is not secured by a lien on any property or assets of ours or any of our subsidiaries.

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Description of Preferred Stock

The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock to which any prospectus supplement may relate and will apply to the preferred stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of preferred stock may specify different or additional terms. The description of certain provisions of the preferred stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to our charter and the articles supplementary relating to each series of the preferred stock, which will be filed as an exhibit to the registration statement of which this prospectus is a part or incorporated by reference.

General

We have authority to issue up to 20,000,000 shares of preferred stock, 3,000,000 of which are designated as 8.08% Series B Cumulative Redeemable Preferred Stock, 4,000,000 of which are designated 6.75% Series C Cumulative Redeemable Preferred Stock and 3,000,000 of which are designated 6.75% Series D Cumulative Redeemable Preferred Stock. As of September 30, 2013, 2,159,715 shares of our 6.75% Series D Cumulative Redeemable Preferred Stock, and no shares of 8.08% Series B Cumulative Redeemable Preferred Stock or 6.75% Series C Cumulative Redeemable Preferred Stock, were outstanding.

On January 29, 2004, we redeemed all outstanding shares of our 8 1/2% Series A Cumulative Redeemable Preferred Stock at a redemption price of $25.17118 per share. From the redemption date forward, dividends on the Series A Preferred Stock ceased to accrue. On March 11, 2004, we reclassified all shares of our 8 1/2% Series A Cumulative Redeemable Preferred Stock as shares of preferred stock without further designation.

On September 14, 2007, we redeemed all outstanding shares of our 8.08% Series B Cumulative Redeemable Preferred Stock at a redemption price of $25.42644 per share. From the redemption date forward, dividends on the Series B Preferred Stock ceased to accrue.

On June 13, 2011, we redeemed all outstanding shares of our 6.75% Series C Cumulative Redeemable Preferred Stock at a redemption price of $25.35 per share. The redemption price was equal to the original issuance price of $25.00 per share, plus accrued and unpaid dividends to the redemption date. From the redemption date forward, dividends on the Series C Preferred Stock ceased to accrue.

Under our charter, our board of directors is authorized without further stockholder action to provide for the issuance, from time to time, of up to the then remaining authorized but unissued shares of our preferred stock (including redeemed shares returned to the status of authorized but unissued shares and available for future issuance and reclassification), in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issuance of a series of such stock adopted, at any time or from time to time, by our board of directors. As used in this section, the term “board of directors” includes any duly authorized committee thereof. The issuance of the preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.

The preferred stock shall have the dividend, liquidation, redemption and voting rights set forth in the applicable articles supplementary or other instrument establishing the terms applicable to a particular series of the preferred stock. Reference is made to such articles supplementary or instrument applicable to the particular series of the preferred stock for specific terms, including:

•	the designation and stated value per share of such preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the rank of such shares in respect of the payment of dividends and upon liquidation;

•	the dividend rate or method of calculation, the dates on which dividends shall be payable and the dates from which dividends shall commence to cumulate, if any;

•	any redemption or sinking fund provisions;

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•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

6.75% Series D Cumulative Redeemable Preferred Stock

We currently have outstanding 2,159,715 shares of our 6.75% Series D Cumulative Redeemable Preferred Stock, or Series D Preferred Stock. Dividends are cumulative on our outstanding Series D Preferred Stock from and including the original issue date in the amount of approximately $1.6875 per share each year, which is equivalent to 6.75% of the $25.00 per share liquidation preference. Dividends on our Series D Preferred Stock are payable quarterly in arrears. Our Series D Preferred Stock does not have a stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. In respect of the payment of dividends and other distributions of our assets, including distributions upon liquidation, dissolution or winding up, our Series D Preferred Stock ranks senior to our common stock, and on parity with our Series B Preferred Stock and Series C Preferred Stock (no shares of either of which are currently outstanding), and will rank on parity with any future class or series of our preferred stock the terms of which so provide. We may, at our option, redeem our Series D Preferred Stock, in whole or from time to time in part, for a cash redemption price equal to $25.00 per share plus (except in limited circumstances) accrued and unpaid dividends on such Series D Preferred Stock to the date fixed for redemption. Holders of our Series D Preferred Stock generally have no voting rights except for limited voting rights if we fail to pay dividends for six or more quarterly periods (whether or not consecutive) and in certain other circumstances. Our Series D Preferred Stock is not convertible into or exchangeable for any other of our property or securities.

The articles supplementary for our Series D Preferred Stock, contain, and the articles supplementary applicable to a particular series of the preferred stock may contain, restrictions on the ownership and transfer of shares of our capital stock, which are intended to help preserve our status as a REIT for federal income tax purposes. Our charter and bylaws also contain provisions allowing our board of directors under certain circumstances to prevent, refuse or render void any transfer, or call for the redemption, of shares of stock in order to maintain or bring the ownership of our stock into conformity with the requirements for maintaining our status as a REIT for federal income tax purposes. See “Restrictions on Transfers of Capital Stock; Redemption; REIT Status” in this prospectus.

Description of Common Stock

The following description of the common stock sets forth certain general terms and provisions of the common stock to which any prospectus supplement may relate and will apply to the common stock offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The description of the common stock set forth below and in any prospectus supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of our charter and bylaws.

General

As of October 28, 2013, there were 77,188,152 shares of common stock outstanding. In addition, as of October 28, 2013, there were 364,429 shares of common stock reserved for issuance upon the exercise of options under our stock option plans and 1,059,683 shares of common stock were reserved for issuance under our dividend reinvestment plan. Our common stock is listed on the New York Stock Exchange under the symbol “BRE.” Wells Fargo Shareowner Services is the transfer agent and registrar of our common stock.

The holders of common stock are entitled to one vote for each share held at all meetings of our stockholders, except meetings at which only holders of another specified class or series of capital stock are entitled to vote. The holders of common stock are entitled to vote for the election of directors, however, stockholders do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the shares voting for the election of directors can elect our entire board of directors if they choose to do so and, in that event, the holders of the remaining shares will not be able to elect any person to our board of directors.

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The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock, including the preferential rights of the holders of our 6.75% Series D Cumulative Redeemable Preferred Stock (Series D Preferred Stock). The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock. Dividends may be paid in money, property or by the issuance of our fully paid capital stock. Bank credit agreements that we may enter into and debt securities that we may issue may restrict our ability to declare or pay dividends on our common stock. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. The holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are fully paid and not subject to assessments by us.

The issuance of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting powers and other rights and interests of holders of common stock and, under certain circumstances, could make it more difficult for a third party to gain control of us and could have the effect of delaying or preventing an attempted takeover.

For example, so long as the shares of our existing series of preferred stock are outstanding, we may not declare any dividends on any shares of our common stock or any of our other stock ranking as to dividends or distributions of assets junior to such series of preferred stock — we refer to this common stock and any such other stock as junior stock — or make any payment on account of, or set apart money for, the purchase, redemption or other retirement of, or for a sinking or other analogous fund for, any shares of junior stock or make any distribution in respect of any shares of junior stock, whether in cash or property or in obligations of our stock, other than in junior stock which is neither convertible into, nor exchangeable or exercisable for, any of our securities other than junior stock, and except for the redemption of our stock pursuant to certain provisions of our charter related to our qualification as a REIT, unless full dividends, including dividends for prior dividend periods, have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment of those dividends set apart for payment on all outstanding shares of our preferred stock, other than junior stock, as defined above.

Description of Depositary Shares

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. Each depositary share will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of the terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement, our charter and the form of articles supplementary for the applicable series of preferred stock.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

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In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

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Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid. The applicable prospectus supplement will include information with respect to fees and charges, if any, in connection with the deposit or substitution of the underlying securities, the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the underlying security, and the transferring, splitting or grouping of receipts. The applicable prospectus supplement will also include information with respect to the right to collect the fees and charges, if any, against dividends received and deposited securities.

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Miscellaneous

The depositary will forward to the holders of depositary receipts all notices, reports and proxy soliciting material from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any notices, reports and proxy soliciting material received from us which are received by the depositary as the holder of preferred stock. The applicable prospectus supplement will include information about the rights, if any, of holders of receipts to inspect the transfer books of the depositary and the list of holders of receipts.

Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $150,000,000.

Description of Warrants

We may issue warrants for the purchase of our debt securities, common stock, preferred stock or depositary shares and may issue warrants independently or together with our debt securities, common stock, preferred stock or depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

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The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the provisions, if any, for changes to or adjustments in the exercise price;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of our common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of our common stock or preferred stock, or such principal amount of our debt securities, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

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Certain Provisions of Maryland Law, Our Charter and Bylaws

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, applicable Maryland law and our charter and bylaws.

Defensive Provisions of Maryland Law and Our Charter and Bylaws

Certain provisions of Maryland law, our charter and bylaws may have the effect of deterring a takeover or change in control. These provisions currently include:

•	the requirement in our charter that 70% of the outstanding shares of voting stock approve certain mergers, sales of assets or other business combinations involving stockholders owning 10% or more of then outstanding voting shares, unless the transaction is recommended by our board of directors and a majority of those of our directors qualifying as continuing directors under our charter, or meets certain fair price criteria;

•	the requirement that our directors may be removed by our stockholders only for “cause” and only by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote generally in the election of directors, subject to the rights of the holders of any series of our preferred stock then outstanding, and that vacancies on our board of directors may be filled by action of the remaining directors;

•	the requirement in our charter that 70% of the outstanding shares of voting stock approve amendments to certain provisions of our charter at a time when a person is a related person (generally defined in our charter as a holder of, or an affiliate of a holder of, a 10% beneficial ownership interest in us), unless the amendment is also approved by those of our directors qualifying as continuing directors under our charter;

•	the right of our board of directors, by resolution, to fix the number of directors within the range set forth in our charter;

•	a prohibition in our charter on certain stock repurchases by us from a holder of 5% or more of the outstanding voting shares for a price exceeding fair market value unless certain conditions are met;

•	a requirement that stockholder action without a meeting be taken by unanimous written consent;

•	the requirement that our stockholders have the right to call a special meeting only upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast by the stockholders at such meeting;

•	the provision that the power to adopt, amend, repeal or rescind our bylaws is vested in our board of directors; our bylaws state that our stockholders have no power to adopt, amend, repeal or rescind our bylaws;

•	protection for Maryland corporations against unsolicited takeovers under Maryland law which limits, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them, at least in the context of an unsolicited takeover, to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act (to the extent either Act is applicable), or (c) act or fail to act solely because of the effect that the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition; and

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•	provisions of Maryland law that allow any Maryland corporation like us having a class of securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors to elect, without obtaining stockholder approval and notwithstanding a contrary provision in its charter or bylaws, to: (a) classify the board; (b) increase the required stockholder vote to remove a director to two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors; (c) require that a stockholder requested special meeting need be called only upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting; (d) require that the number of directors be fixed only by a vote of the board of directors; (e) require that each vacancy on the board of directors (including a vacancy resulting from the removal of a director by the stockholders) may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum; and/or (f) require that any director elected to fill a vacancy will hold office for the full remainder of the term of the class of directors in which the vacancy occurred, rather than until the next election of directors. Although we have not elected to be governed by these specific provisions, our charter already provides that, subject to the rights of the holders of any series of preferred stock then outstanding, any newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the remaining directors then in office even though less than a quorum. These provisions do not provide for limits on the power of a corporation to confer on the holders of any class or series of preferred stock the right to elect one or more directors.

Furthermore, Maryland law imposes certain restrictions on business combinations with a greater than ten percent stockholder or its affiliates unless a corporation has elected not to be governed by these provisions. We have made such an election in our charter and therefore we are not currently subject to these provisions; however, our charter does contain similar provisions, including those referred to in the first, third and fifth bullet points above. In addition, the control share provisions of Maryland law eliminate the voting rights of any shares of voting stock held by a person to the extent such shares exceed 10% of the outstanding voting stock of a Maryland corporation, and permits the corporation to redeem any such shares at the fair value of the stock, unless the corporation’s charter or bylaws state that it has elected not to be governed by these provisions. We have made such an election in our charter and therefore we are not currently subject to these provisions. See “— Control Share Acquisitions and Business Combinations” below.

Amendment of the Charter

Our charter may be amended upon action of our board of directors declaring the amendment advisable, followed by the requisite vote of the outstanding shares of capital stock entitled to vote generally in the election of directors. The requisite stockholder vote generally is a majority of the votes entitled to be cast. However, amendments to certain provisions at a time when a person is a “related person” (generally defined in our charter as a holder of, or an affiliate of a holder of, a 10% beneficial ownership interest in us) require a 70% vote unless the amendment is also approved by those of our directors qualifying as “continuing directors” under our charter. The provisions of our charter that may require the higher vote include those relating to our capital stock, our board of directors, the limitation of liability and indemnification of our directors and officers, restrictions on transfer of our stock to preserve our status as a REIT, business combinations, restrictions on the acquisition by us or by our subsidiaries of certain shares of our stock, exemptions from the Maryland control share acquisition statute and the Maryland business combination statute, and the procedures for amendment of the charter.

Control Share Acquisitions and Business Combinations

The Maryland Control Share Acquisition Act provides that holders of control shares of a Maryland corporation that are acquired in a “control share acquisition,” which is defined as the acquisition of shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of three ranges of voting power (one-tenth or more but less than one-third, one-third or more but less than a majority or a majority or more of all voting power), have no voting rights with respect to such shares except:

•	if approved by stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all “interested shares;” or

•	if the acquisition of the shares has been approved or exempted at any time before the acquisition of the shares.

The Maryland Control Share Acquisition Act is applicable to a publicly traded Maryland corporation unless its charter or bylaws specifically provide that it shall be inapplicable.

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The Maryland Business Combination Act provides that certain “business combinations” including a merger, consolidation, share exchange or, in certain circumstances an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an “interested stockholder” or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. An interested stockholder is generally defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s shares; or

•	an affiliate of the corporation who, at any time within the two year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

At the conclusion of the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of a supermajority of the stockholders, subject to certain exceptions.

Article X of our charter provides that the Maryland Control Share Acquisition Act and the Maryland Business Combination Act shall not apply to us. Any amendment to this provision would require, in certain circumstances, the approval of stockholders by a vote of 70% of the then outstanding shares of our common stock.

Restrictions on Transfers of Capital Stock; Redemption; REIT Status

Our charter provides that any stockholder must, upon demand, disclose to our board of directors in writing such information with respect to such stockholder’s direct and indirect ownership of the shares of our stock as we deem necessary to permit us to comply or to verify compliance with the REIT provisions of the Internal Revenue Code, or the requirements of any other taxing authority. Our charter further provides that if our board of directors determines in good faith that direct or indirect ownership of shares of our stock has or may become concentrated to an extent that would prevent us from qualifying as a REIT we may prevent the transfer of stock, or call for redemption, by lot or by other means affecting one or more stockholders selected at the sole discretion of our board of directors, of a number of shares of stock sufficient in our opinion to maintain or bring the direct or indirect ownership of our stock into conformity with the requirements for maintaining our status as a REIT.

If we redeem common stock for these purposes, our charter provides that the redemption price will be:

•	the last reported sale price of the shares on the last business day prior to the redemption date on the principal national securities exchange on which the shares are listed or admitted to trading;

•	if the shares are not so listed or admitted to trading, the mean between the highest bid and lowest asked prices on such last business day as reported by the National Quotation Bureau Incorporated or a similar organization selected by our board for such purpose; or

•	if not determined by the preceding methods, as determined in good faith by our board of directors.

If we redeem or refund preferred stock for these purposes, the redemption price will typically be as set forth in the applicable articles supplementary establishing the terms of the preferred stock. Typically, this would be an amount equal to the liquidation preference plus accrued and unpaid dividends to the date fixed for redemption, except for any dividends having a record date prior to the date fixed for redemption and a payment date after, which will be paid to the holders as of the record date notwithstanding redemption prior to the dividend payment date.

From and after the date we fix for redemption, our charter provides that the holder of any shares of stock so called for redemption will cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such shares, excepting only the right to payment of the redemption price without interest.

In addition, the articles supplementary with respect to the Series D Preferred Stock provide that, subject to certain exceptions, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% of the value of our outstanding capital stock as a result of their ownership of the Series D Preferred Stock.

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Our bylaws provide that, whenever we determine it is reasonably necessary to protect our status as a REIT, we may require a statement or affidavit from each stockholder or proposed transferee setting forth the number of shares already owned by such stockholder or transferee or any related person. Our bylaws further provide that if, in the opinion of our board of directors, any proposed transfer would jeopardize our status as a REIT:

•	we may refuse to permit such transfer;

•	any attempt to transfer as to which we have refused permission will be void and of no effect to transfer any legal or beneficial interest in the shares; and

•	all contracts for the sale or other transfer of shares are subject to these restrictions.

These provisions may also have the effect of preventing acquisition of control of us unless our board of directors determines that maintenance of our status as a REIT is no longer in our best interests.

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United States Federal Income Tax Considerations

The following is a general summary of the material U.S. federal income tax considerations related to our election to be taxed as a REIT and the ownership and disposition of certain of the securities that may be offered by this prospectus. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto. Supplemental U.S. federal income tax considerations relevant to the ownership of certain securities offered by this prospectus may be provided in the prospectus supplement that relates to those securities. Your tax treatment will vary depending upon the terms of the specific securities you acquire, as well as your particular situation. This summary is based on current law, is for general information only and is not tax advice. For purposes of this discussion, references to “we,” “our” and “us” mean only BRE Properties, Inc., and do not include any of its subsidiaries, except as otherwise indicated.

The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended (the “Code”);

•	current, temporary and proposed Treasury Regulations promulgated under the Code;

•	the legislative history of the Code;

•	current administrative interpretations and practices of the Internal Revenue Service (the “IRS”); and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this summary. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT or concerning the treatment of the securities that may be offered pursuant to this prospectus, and the statements in this summary are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. State, local and foreign income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction, or any tax consequences arising under any federal tax other than the income tax.

This summary assumes that the securities offered by this prospectus are held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Code). This discussion does not address all of the U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the tax on net investment income imposed by Section 1411 of the Code. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except to the extent discussed specifically herein. Holders receiving special treatment include, without limitation:

•	banks, insurance companies or other financial institutions;

•	brokers or dealers in securities or commodities;

•	traders in securities;

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•	expatriates and certain former citizens or long-term residents of the United States;

•	tax-exempt organizations;

•	persons who are subject to the alternative minimum tax;

•	persons who hold our capital stock or debt securities as a position in a “straddle” or as part of a “hedging,” “conversion” or other risk reduction transaction;

•	persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code;

•	U.S. persons that have a functional currency other than the U.S. dollar;

•	except to the extent specifically discussed below, non-U.S. holders (as defined below); or

•	persons that are S corporations, REITs, regulated investment companies, partnerships or other pass- through entities.

You are urged to consult your tax advisor regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of our capital stock and debt securities, including the federal, state, local, non-U.S. and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in applicable tax laws.

Taxation of the Company

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, effective upon our formation on May 22, 1970. We believe we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with our first taxable year. We currently intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1997, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus concerning our business, assets and governing documents, as well as the business, assets and governing documents of our subsidiaries. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed or verified by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See “—Failure to Qualify.” Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

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Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that typically results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation generally means taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will be required to pay federal income tax, however, as follows:

•	First, we will be required to pay tax at regular corporate tax rates on any undistributed net taxable income, including undistributed net capital gains.

•	Second, we may be required to pay the “alternative minimum tax” on our items of tax preference under certain circumstances.

•	Third, if we have (1) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is made.

•	Fourth, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•	Fifth, if we fail to satisfy the 75% or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test, and (b) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	Sixth, if we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset test) described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	Seventh, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•	Eighth, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•	Ninth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which the basis of the asset in our hands is less than its fair market value, in each case determined on the date we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to recognize gain with respect to the disposition of the assets under the applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. The IRS recently issued final Treasury Regulations that exclude from the application of this built-in gains tax any gain from the sale of property we acquired in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code.

•	Tenth, entities we own that are C corporations generally will be required to pay federal corporate income tax on their earnings.

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•	Eleventh, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. See “—Penalty Tax” below.

Requirements for Qualification as a REIT. The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	that is not a financial institution or an insurance company within the meaning of the Code;

(5)	that is beneficially owned by 100 or more persons;

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, as defined in the Code to include certain specified entities, during the last half of each taxable year; and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of fewer than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in this prospectus under the heading “Restrictions on Transfers of Capital Stock; Redemption; REIT Status.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, and would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies. From time to time we may own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations generally provide that if we are a partner in a partnership, or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, we will be deemed to own our proportionate share of the assets of the partnership or limited liability company, as the case may be, based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership or limited liability company. The assets and gross income of the partnership or limited liability company retain the same character in our hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership or limited liability company treated as a partnership or disregarded entity for U.S. federal income tax purposes in which we directly or indirectly own an interest include such entity's share of assets and items of income of any partnership or limited liability company in which it owns an interest. We have included a brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies below in “—Tax Aspects of the Partnerships and Limited Liability Companies.”

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We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. From time to time we may be a limited partner or non-managing member in certain partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we could be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action that could cause us to fail a REIT income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In such a case, unless we were entitled to relief, as described below, we could fail to qualify as a REIT.

Ownership of Interests in Qualified REIT Subsidiaries. We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal tax purposes. All assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any corporations in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns, directly or indirectly, securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt-to-equity ratio and interest expense are not satisfied. We have owned interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See “—Asset Tests.”

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

•	first, in each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains, from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments; and

•	second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

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Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:

•	the amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•	we do not, or an actual or constructive owner of 10% or more of our capital stock does not, actually or constructively own 10% or more of the interests in the assets or net profits of the tenant or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents received from a tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

•	rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•	we generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may have taken and may in the future take actions that fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if certain services provided with respect to the parking spaces are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. We believe that the income we receive that is attributable to parking spaces meets these tests and, accordingly, constitutes rents from real property for purposes of the REIT gross income tests.

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From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. The hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test and the 75% gross income test. The term “hedging transaction,” as used above, generally means any transaction entered into in the normal course of business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets, and (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. To the extent we do not properly identify such transactions as hedges or hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We will monitor the amount of nonqualifying income we receive and will take actions intended to keep such income within the limitations of the REIT income tests. While we expect these actions will prevent a violation of the REIT income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may avail ourselves of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect our ability to satisfy the REIT income tests. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that one or more of these sales is a prohibited transaction subject to the 100% penalty tax.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by one of our taxable REIT subsidiaries, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm’s length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s length fee for tenant services over the amount actually paid.

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Asset Tests. At the close of each quarter of our taxable year, we must also satisfy four tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date the REIT receives such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more taxable REIT subsidiaries) other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

From time to time, we may own stock of certain corporations that elect, together with us, to be treated as taxable REIT subsidiaries. So long as these corporations qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We or one or more of our taxable REIT subsidiaries may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not during relevant periods exceeded, and in the future it will not exceed, 25% of the aggregate value of our gross assets. If we own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we intend that such ownership will comply with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will agree with our determinations of value.

We may from time to time make loans that must qualify under the “straight debt safe harbor” in order to satisfy the 10% value limitation described above. We believe that all such loans we have made have qualified under this safe-harbor. However, there is relatively little authority interpreting this safe-harbor and, as a result, there can be no assurance that the IRS would not take a contrary position.

The asset tests described above must be satisfied at the close of each quarter of our taxable year in which we (directly or through our partnerships, limited liability companies or qualified REIT subsidiaries) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company which owns such securities. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

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Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter and (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the time period prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above and that continue after the 30 day cure period, we may avoid disqualification as a REIT by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above do not apply, we would cease to qualify as a REIT.

Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, or any like-kind exchanges that are later determined to be taxable.

In addition, our “REIT taxable income” will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is less than the fair market value of the asset, in each case determined at the time we acquired the asset, within the ten-year period following our acquisition of such asset. See “—General” above.

In general, we must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. The amount distributed must not be preferential (i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class). To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may need to borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons.

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Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for such year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the distribution requirements and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Specified cure provisions are available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction, and individuals may be eligible for the preferential rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships and Limited Liability Companies

General. We own, directly or indirectly, interests in various partnerships and limited liability companies which we expect to be treated as partnerships (or disregarded entities) for U.S. federal income tax purposes. We may own additional partnerships and limited liability companies in the future. In general, entities that are classified as partnerships (or disregarded entities) for federal income tax purposes are treated as “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax thereon, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our allocable share of the foregoing items, based on the partnership agreement, for purposes of computing our REIT taxable income. For purposes of applying the REIT income and asset tests, we include our pro rata share of the income generated by and the assets held by the partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes in which we own an interest, including their shares of the income and assets of any subsidiary partnerships and limited liability companies treated as partnerships for U.S. federal income tax purpose, based on our capital interests in such entities. See “—Taxation of the Company.”

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Our ownership of interests in such partnerships and limited liability companies involves special tax considerations, including the possibility that the IRS might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships (or disregarded entities). For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any partnership or limited liability company in which we own a direct or indirect interest will be treated as a publicly traded partnership which is taxable as a corporation. However, if such an entity were taxable as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and/or the REIT income tests. See “—Taxation of the Company—Asset Tests” and “—Taxation of the Company—Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

We believe that the partnerships and limited liability companies in which we own an interest will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and the remainder of the discussion under this section “—Tax Aspects of the Partnerships and Limited Liability Companies” is based on such classification.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized by the IRS for U.S. federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the partnerships and limited liability companies in which we own an interest are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members.

From time to time we may own interests in partnerships and/or limited liability companies formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements have required and we expect that any future agreements will require that allocations be made in a manner consistent with Section 704(c) of the Code. These allocations could cause us to be allocated (i) lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution, and (ii) taxable gain in the event of a sale of such contributed properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the contributing partners or members. As a result, these allocations could make it more difficult for us to satisfy the REIT distribution requirements or could increase the portion of our distributions treated as a taxable dividend.

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Taxation of Holders of Our Capital Stock and Debt Securities

The following discussion is a summary of certain U.S. federal income tax consequences of acquiring, owning and disposing of our capital stock and debt securities. As used herein, “U.S. holder” means a beneficial owner of our capital stock or debt securities that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this discussion, “Non-U.S. holder” is a beneficial owner of our capital stock or debt securities that is neither a “U.S. holder” nor an entity treated as a partnership for U.S. federal income tax purposes. Special rules may apply to Non-U.S. holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, certain U.S. expatriates, and non-U.S. persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds capital stock or debt securities, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our capital stock or debt securities, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of such capital stock or debt securities.

Taxation of Holders of our Capital Stock

The following summary describes certain of the U.S. federal income tax consequences of owning and disposing of our capital stock.

U.S. Holders Generally

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends, and other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will constitute dividends taxable to taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in its shares of our capital stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares of capital stock will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

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U.S. holders who receive taxable stock dividends, as described above under “Taxation of the Company—Annual Distribution Requirements,” including the stock portion of dividends partially payable in our capital stock and partially payable in cash, would be required to include the full amount of the dividend (i.e., the cash and the stock portion) as ordinary income (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any dividend payable in our capital stock generally is equal to the amount of cash that could have been received instead of the capital stock. The tax on such a distribution may exceed the amount of the distribution received in cash, in which case such a U.S. holder would have to pay the tax using cash from other sources. A U.S. holder that receives capital stock pursuant to a distribution generally has a tax basis in such capital stock equal to the amount of cash that could have been received instead of such capital stock as described above, and has a holding period in such capital stock that begins on the day immediately following the payment date for the distribution.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset held for more than one year, to the extent that such gains do not exceed our actual net capital gain for the taxable year. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of such class of capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available for that year to holders of all classes of our stock for the year.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

•	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our capital stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of capital stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

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Dispositions of Our Capital Stock. If a U.S. holder sells or disposes of shares of our capital stock, except as set forth below under “—Redemption or Repurchase by Us,” it generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares of capital stock for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the capital stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits, generally at ordinary income rates, unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares of capital stock. The redemption or repurchase will be treated as a sale or exchange if it:

•	is “substantially disproportionate” with respect to the U.S. holder;
•	results in a “complete termination” of the U.S. holder’s capital stock interest in us; or
•	is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our capital stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Distributions Generally.” A U.S. holder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely. Proposed Treasury regulations issued in 2009, if finalized in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be finalized in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our capital stock.

If a redemption or repurchase of shares of our capital stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Capital Stock.”

Information Reporting and Backup Withholding. We report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS on a timely basis. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Non-U.S. Stockholders.”

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Tax-Exempt Holders

Dividend income from us and gain arising upon a sale of shares of our capital stock generally will not be unrelated business taxable income to a tax-exempt U.S. holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt U.S. holder holds its shares as “debt-financed property” within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt U.S. holders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares of capital stock will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares of capital stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” We do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our capital stock is publicly traded, we cannot guarantee that this will always be the case.

Non-U.S. Holders

The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a non-U.S. holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our capital stock, including any reporting requirements.

Distributions Generally. Distributions that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment) will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

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Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder's adjusted basis in our capital stock, but rather will reduce the adjusted basis of such capital stock. To the extent that these distributions exceed a non-U.S. holder's adjusted basis in our capital stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except as otherwise described below, we expect to withhold U.S. income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

•	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

•	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests. Except to the extent discussed in the next paragraph, distributions to a non-U.S. holder that we properly designate as capital gain dividends generally should not be subject to U.S. federal income taxation, unless:

(1)	the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (and, if required by an applicable tax treaty, is attributable to U.S. permanent establishment), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or

(2)	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses).

Pursuant to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of U.S. real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 35% (or 15% to the extent provided in Treasury Regulations) of any distribution to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 35% (or 20% to the extent provided in Treasury Regulations) of a distribution to non-U.S. holders to the extent attributable to gain from sales or exchanges by us of U.S. real property interests. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of the non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. holder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. Also, the branch profits tax will not apply to such a distribution.

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Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained net capital gains, and to receive from the IRS a refund to the extent of the non-U.S. holder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. holder furnishes required information to the IRS on a timely basis.

Sale of Our Capital Stock. Gain recognized by a non-U.S. holder upon the sale or exchange of our capital stock generally will not be subject to U.S. federal income taxation unless such stock constitutes a U.S. real property interest. Our capital stock will not constitute a U.S. real property interest so long as we are a domestically-controlled qualified investment entity. A domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a “domestically-controlled qualified investment entity.” Even if we have been a “domestically-controlled qualified investment entity,” because our capital stock is publicly traded, no assurance can be given that we will continue to be a “domestically-controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (1) the investment in our capital stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (2) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains (reduced by certain capital losses). In addition, in general, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. holder (1) disposes of our capital stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire other shares of our capital stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined by applicable Treasury Regulations. Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our capital stock.

Even if we do not qualify as a “domestically-controlled qualified investment entity” at the time a non-U.S. holder sells or exchanges shares of our capital stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a “U.S. real property interest” if:

(1)	shares of such class of capital stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

(2)	such non-U.S. holder owned, actually and constructively, 5% or less of the outstanding shares of such class of our capital stock throughout the five year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our capital stock were subject to U.S. taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale or exchange of our capital stock were subject to taxation under FIRPTA, and shares of such class of capital stock were not then “regularly traded” on an established securities market, the purchaser of such stock generally would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our capital stock exceed the holder’s actual tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder’s U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder’s entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability.

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Information Reporting and Backup Withholding. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. holder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. holder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. holder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person.

Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS in a timely manner.

Taxation of Holders of our Debt Securities

The following summary describes certain material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).

U.S. Holders

Interest. Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of tax accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Debt Securities. A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss will equal the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which generally will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on a debt security or receives proceeds from the sale or other taxable disposition of a debt security (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

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•	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the IRS that the holder has previously failed to properly report payments of interest or dividends; or

•	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

Payments of Interest. Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will not be subject to U.S. federal income tax, or withholding tax of 30% (or such lower rate specified by an applicable income tax treaty), provided that:

•	the non-U.S. holder does not, actually or constructively, own a 10% or greater interest in the total combined voting power of all classes of our voting stock;

•	the non-U.S. holder is not a controlled foreign corporation with respect to which we are a “related person” within the meaning of Section 864(d)(4) of the Code; and

•	either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a U.S. person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a U.S. person and provides a copy of such statement to the applicable withholding agent; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of applicable Treasury regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder may be entitled to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the U.S. and the country in which the non-U.S. holder resides or is established. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.

Any such effectively connected interest will be subject to U.S. federal income tax at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.

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The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Sale or Other Taxable Disposition of the Debt Securities. A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “—Payments of Interest”) unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting. Payments of interest generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a U.S. person and the holder certifies its non-U.S. status as described above under “—Payments of Interest.” However, information returns are required to be filed with the IRS in connection with any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of a debt security (including a retirement or redemption of the debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the statement described above and does not have actual knowledge or reason to know that such holder is a U.S. person or the holder otherwise establishes an exemption. Proceeds of a disposition of a debt security paid outside the U.S. and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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Tax Rates

Beginning January 1, 2013, the maximum tax rate for non-corporate taxpayers for capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates describe above to the extent they are properly designated by the REIT as “capital gain dividends.” The maximum tax rate for non-corporate taxpayers for income that the REIT properly designates as “qualified dividend income” is generally 20%. However, dividends payable by REITs are not eligible for the 20% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income.

Medicare Tax on Unearned Income. Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends and interest on and capital gains from the sale or other disposition of stock or debt obligations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or our debt securities.

Foreign Accounts

Withholding taxes may apply to certain types of payments made to “foreign financial institutions” (as defined in the Code) and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our stock or debt securities through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our capital stock or our debt securities paid to a foreign financial institution or to a non-financial foreign entity, unless (1) the foreign financial institution undertakes certain diligence and reporting, (2) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, in order to avoid the imposition of such withholding, it generally must undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts to the IRS (or, in some cases, local tax authorities), and withhold 30% on payments it makes to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules.

The IRS has issued final Treasury regulations and additional guidance providing that the withholding provisions described above will generally apply to payments of dividends or interest made on or after July 1, 2014 and to payments of gross proceeds from a sale or other disposition of capital stock or debt securities on or after January 1, 2017. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. In addition, these rules generally would not apply to debt securities issued before July 1, 2014, provided that if any such debt securities are significantly modified (within the meaning of applicable Treasury Regulations) on or after July 1, 2014, payments on such debt securities could be subject to the withholding rules described above. Prospective investors should consult their tax advisors regarding these withholding provisions.

Other Tax Consequences

State, local and foreign income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. You should consult your tax advisors regarding the effect of state, local and foreign tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities.

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Plan of Distribution

We or our selling securityholders may sell the securities domestically or abroad to one or more underwriters for public offering and sale by them and may also sell the securities to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of the securities in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where and in such manner as we are authorized to do so.

The distribution of the securities may be effected from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed,

•	market prices prevailing at the time of sale,

•	prices related to such prevailing market prices, or

•	negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

Underwriters may sell securities to or through dealers and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by us to underwriters, dealers or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. Unless we provide otherwise in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

If indicated in the applicable prospectus supplement, we may authorize underwriters or other persons acting as our agents to solicit offers by institutions or other suitable purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have responsibility with respect to the validity or performance of these contracts.

We will identify any underwriter, dealer or agent involved in the offer and sale of securities and set forth any compensation that we paid to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents which may entitle them to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses.

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To facilitate an offering of a series of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we have sold to them. In such circumstances, such persons would cover the over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to such persons. In addition, such persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if securities that they sold are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Certain of the underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

Legal Matters

Certain legal matters will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California. Certain legal matters relating to Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

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